                           SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR USE OF THE
                                            COMMISSION ONLY (AS PERMITTED
                                            BY RULE 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           HOST MARRIOTT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    (5) Total fee paid:

        ------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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               [LOGO OF HOST MARRIOTT CORPORATION APPEARS HERE]

                                 Host Marriott
                              C O P O R A T I O N
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD WEDNESDAY MAY 14, 1997

April 3, 1997

The Annual Meeting of Shareholders of Host Marriott Corporation (the "Company") will be held on Wednesday, May 14, 1997, at 11:00 a.m. in Salon III of the Ritz-Carlton Ballroom in The Ritz-Carlton, Marina del Rey, located at 4375 Admiralty Way in Marina del Rey, California. Doors to the meeting will open at 10:30 a.m.

The meeting will be conducted:

  1. To consider and vote upon the following proposals described in the accompanying Proxy Statement, which provide for:

    (i) Proposal One: The election of Robert M. Baylis, Terence C. Golden and Ann Dore McLaughlin as Directors for three-year terms expiring at the 2000 Annual Meeting;

    (ii) Proposal Two: The ratification of the appointment of Arthur Andersen LLP as independent auditors;

    (iii) Proposal Three: The ratification of the action of the Board of Directors adopting the Company's 1997 Comprehensive Stock Incentive Plan;

    (iv) Proposal Four: The ratification of the action of the Board of Directors amending the Company's Non-Employee Directors' Deferred Stock Compensation Plan;

    (v) Proposal Five: The approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's common stock from 300,000,000 to 600,000,000 shares;

    (vi) Proposal Six: The consideration of a shareholder proposal to reinstate the annual election of all Directors.

  2. To transact such other business as may properly come before the meeting.

Shareholders of record of the Company's Common Stock at the close of business on March 28, 1997 will be entitled to notice of and to vote at this meeting.


                                       /s/Anna Mary Coburn
                                       Anna Mary Coburn
                                       Corporate Secretary


              REFER TO THE NOTE ON THE OUTSIDE OF THE BACK COVER
             FOR INFORMATION ON ACCOMMODATIONS AND TRANSPORTATION.

             EACH SHAREHOLDER IS REQUESTED TO EXECUTE AND PROMPTLY RETURN THE ENCLOSED PROXY. A PREPAID ENVELOPE IS ENCLOSED.

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================================================================================
--------------------------------------------------------------------------------

                                PROXY STATEMENT

                           HOST MARRIOTT CORPORATION
                              10400 FERNWOOD ROAD
                         BETHESDA, MARYLAND 20817-1109

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 14, 1997
INTRODUCTION

This Proxy Statement (the "Proxy Statement") is being furnished to shareholders of Host Marriott Corporation, a Delaware corporation (the "Company"), in con-nection with the solicitation of proxies by the Board of Directors of the Com-pany (the "Board") from holders of record of the Company's outstanding shares of common stock, par value $1.00 per share (the "Company Common Stock"), as of the close of business on March 28, 1997 (the "Annual Meeting Record Date") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on May 14, 1997, at 11:00 a.m. in Salon III of the Ritz-Carlton Ballroom in The Ritz-Carlton, Marina del Rey, located at 4375 Admiralty Way in Marina del Rey, California, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to the Company's shareholders on April 3, 1997. The Company's Annual Report and the Company's Securities and Ex-change Commission Form 10-K for the 1996 fiscal year ended January 3, 1997 are being mailed with this Proxy Statement to shareholders of record.

VOTING RIGHTS AND PROXY INFORMATION

Only holders of record of shares of Company Common Stock as of the close of business on the Annual Meeting Record Date will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. Such holders of shares of Company Common Stock are entitled to one vote per share on any matter which may properly come before the Annual Meeting. The presence, ei-ther in person or by properly executed proxy, of the holders of a majority of the then outstanding shares of Company Common Stock is necessary to constitute a quorum at the Annual Meeting and to permit action to be taken by the share-holders at such meeting.

The affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting is required to elect the Directors nominated pursuant to Proposal One. "Plurality" means that the individuals who receive the largest number of votes cast are elected as Direc-tors up to the maximum number of Directors to be chosen at the meeting. Conse-quently, any shares not voted, whether by abstention, "broker non-vote" (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) or otherwise, will have no impact in the election of Di-rectors, except to the extent that the failure to vote for an individual re-sults in another individual's receiving a larger proportion of votes.

The affirmative vote of the holders of at least a majority of the shares of Company Common Stock present in person or represented by properly executed proxy at the Annual Meeting is required to approve Proposals Two through Six. Under the Company's bylaws and Delaware law, shares represented at the Annual Meeting

(either by properly executed proxy or in person) that reflect abstentions or broker non-votes will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions as to Proposals Two through Six will have the same effect as votes against such pro-posals. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of such proposals (and therefore will reduce the absolute number--although not the percentage--of the votes needed for approval) and will not be counted as votes for or against such proposals.

As of January 31, 1997, there were 202,362,878 shares of Company Common Stock outstanding and entitled to vote at the Annual Meeting. As of that date, cer-tain members of the Marriott family (including various trusts established by members of the Marriott family) in the aggregate owned approximately 13.12% of the number of outstanding shares of Company Common Stock. The members of the Marriott family have indicated an intention to vote in accordance with the rec-ommendations of the Board as set forth herein with respect to the proposals.

All shares of Company Common Stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated in such proxies. If no instructions are indicated for Proposals One through Five, such proxies will be voted in accordance with the recommendations of the Board of Directors as set forth herein with respect to such proposal(s). If no instructions are indicated for Proposal Six, such proxies will be treated as abstentions.

In the event that a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies, the Company may adjourn the Annual Meeting with or without a vote of the shareholders. If the Company pro-poses to adjourn the Annual Meeting by a vote of the shareholders, the persons named in the enclosed proxy card will vote all shares of Company Common Stock for which they have voting authority in favor of such adjournment.

Any proxy given pursuant to this solicitation may be revoked by the person giv-ing it at any time before it is voted. Proxies may be revoked by (i) filing with First Chicago Trust Company of New York in its capacity as transfer agent for the Company (the "Transfer Agent"), at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly ex-ecuting a subsequent proxy relating to the same shares of Company Common Stock and delivering it to the Transfer Agent at or before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to First Chicago Trust Company of New York, P.O. Box 8611, Edison, New Jersey 08818-9119.

The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of Company Common Stock of whom they have knowledge, and the Company will reimburse them for their expenses in so doing; and certain directors, officers and other em-ployees of the Company, not specially employed for the purpose, may solicit proxies, without additional remuneration therefor, by personal interview, mail, telephone or telegraph.

DIRECTORS


[PHOTO OF        Richard E.         Mr. Richard E. Marriott is a Director of
RICHARD E.       Marriott*          Marriott International, Inc., Host
MARRIOTT         Chairman of the    Marriott Services Corporation and Potomac
APPEARS          Board Director     Electric Power Company, and he is Chairman
HERE]            since 1979 Age:    of the Board of First Media Corporation.
                 58                 He also serves as a Director of certain
                                    subsidiaries of the Company and is a past
                                    President of the National Restaurant Asso-ciation. Mr. Marriott is also the Presi-dent and a Trustee of the Marriott Founda-tion for People with Disabilities. Mr.
                                    Marriott's term as a Director of the Com-pany expires at the 1998 annual meeting of shareholders. For additional information on Mr. Marriott, see "Executive Officers" below.


--------------------------------------------------------------------------------


[PHOTO OF        J.W. Marriott,     Mr. J. W. Marriott, Jr. is Chairman of the
J.W. MARRIOTT,   Jr.* Director      Board and Chief Executive Officer of
JR. APPEARS      since 1964 Age:    Marriott International, Inc., and a Direc-
HERE]            65                 tor of Host Marriott Services Corporation,
                                    General Motors Corporation, Outboard Ma-rine Corporation and the U.S.-Russia Busi-ness Council. He also serves on the Boards of Trustees of the Mayo Foundation, Georgetown University and the National Ge-ographic Society. He is on the President's
                                    Advisory Committee of the American Red
                                    Cross and the Executive Committee of the World Travel & Tourism Council. Mr.
                                    Marriott's term as a Director of the Com-pany expires at the 1999 annual meeting of shareholders.


--------------------------------------------------------------------------------


[PHOTO OF        R. Theodore Ammon  Mr. Ammon is a private investor and Chair-
R. THEODORE      Director since     man and Chief Executive Officer of Big
AMMON APPEARS    1992 Age: 47       Flower Press Holdings, Inc. and Chairman
HERE]                               of Treasure Chest Advertising Company,
                                    Inc. He was formerly a General Partner of Kohlberg Kravis Roberts & Company (a New
                                    York and San Francisco-based investment
                                    firm). He also serves as a Director of
                                    Samsonite Corporation, Foodbrands America,
                                    Inc. and Culligan Water Technologies, Inc.
                                    In addition, Mr. Ammon is a member of the Boards of Directors of the New York YMCA,
                                    Jazz at Lincoln Center and the Institute of International Education, and of the Board of Trustees of Bucknell University.
                                    Mr. Ammon's term as a Director of the Com-pany expires at the 1998 annual meeting of shareholders.


--------------------------------------------------------------------------------

          * RICHARD E. MARRIOTT AND J. W. MARRIOTT, JR. ARE BROTHERS.

[PHOTO OF      Robert M. Baylis     Mr. Baylis is a Director of The Interna-
ROBERT M.      Director since 1996  tional Forum, an executive education pro-
BAYLIS         Age: 58              gram of the Wharton School of the Univer-
APPEARS                             sity of Pennsylvania. He was formerly Vice
HERE]                               Chairman of CS First Boston. Mr. Baylis
                                    also serves as a Director of New York Life
                                    Insurance Company, Covance, Inc., Gryphon
                                    Holdings, Inc. and Home State Holdings,
                                    Inc. Mr. Baylis's term as a Director of
                                    the Company expires at the 1997 annual
                                    meeting of shareholders.


--------------------------------------------------------------------------------


[PHOTO OF      Terence C. Golden    Mr. Golden is President and Chief Execu-
TERENCE C.     President and Chief  tive Officer of the Company and serves as
GOLDEN         Executive Officer    a Director of certain subsidiaries of the
APPEARS        Director since 1995  Company. He also serves as Chairman of
HERE]          Age: 52              Bailey Realty Corporation and Bailey Capi-
                                    tal Corporation and various affiliated
                                    companies. In addition, Mr. Golden is a
                                    Director of Prime Retail, Inc., Cousins
                                    Properties, Inc. and the District of Co-lumbia Early Childhood Collaborative. He is also a member of the Executive Commit-tee of the Federal City Council.
                                    Mr. Golden's term as a Director of the
                                    Company expires at the 1997 annual meeting of shareholders. For additional informa-tion on Mr. Golden, see "Executive Offi-cers" below.


--------------------------------------------------------------------------------


[PHOTO OF      Ann Dore McLaughlin  Ms. McLaughlin is Chairman of the Aspen
ANN DORE       Director since 1993  Institute. She formerly served as Presi-
MCLAUGHLIN     Age: 55              dent of the Federal City Council from 1990
APPEARS                             until 1995. Ms. McLaughlin has served with
HERE]                               distinction in several U.S. Administra-
                                    tions in such positions as Secretary of
                                    Labor and Under Secretary of the
                                    Department of the Interior. She also
                                    serves as a Director of AMR Corporation, Fannie Mae, General Motors Corporation,
                                    Kellogg Company, Nordstrom, Potomac Elec-tric Power Company, Union Camp Corpora-tion, Donna Karan International, Inc.,
                                    Vulcan Materials Company, Harman Interna-tional Industries, Inc. and Sedgwick Group plc. Additionally, Ms. McLaughlin serves as a member of the governing boards of a number of civic, non-profit organizations, including the Public Agenda Foundation and the Conservation Fund. She is also on the Board of Overseers for the Wharton School of the University of Pennsylvania. Ms.
                                    McLaughlin's term as Director of the Com-pany expires at the 1997 annual meeting of shareholders.


--------------------------------------------------------------------------------

[PHOTO OF      Harry L. Vincent,    Mr. Vincent is a retired Vice Chairman of
HARRY L.       Jr. Director since   Booz-Allen & Hamilton, Inc. He also served
VINCENT, JR.   1969 Age: 77         as a Director of Signet Banking Corpora-
APPEARS                             tion from 1973 until 1989. Mr. Vincent's
HERE]                               term as Director of the Company expires at
                                    the 1999 annual meeting of shareholders.


--------------------------------------------------------------------------------

OWNERSHIP OF COMPANY SECURITIES

Set forth below is the beneficial ownership as of January 31, 1997 of Company Common Stock by each Director, each nominee, each executive officer named in the Summary Compensation Table (Table I) included elsewhere in this Proxy Statement, and by all Directors and executive officers of the Company as a group, and, to the best of the Company's knowledge, by beneficial holders of 5% or more of Company Common Stock.

                                     SHARES OF COMPANY           % OF SHARES
                                        COMMON STOCK             OUTSTANDING
                                     BENEFICIALLY OWNED             AS OF
NAME                               AS OF JANUARY 31, 1997    JANUARY 31, 1997(1)
----                               ----------------------    -------------------
DIRECTORS:
R. Theodore Ammon................            10,000                   *
Robert M. Baylis.................             5,000                   *
Terence C. Golden................           892,440(2)               0.44
J.W. Marriott, Jr................        13,353,080(2)(3)(5)         6.60
Richard E. Marriott..............        13,497,635(2)(4)(5)         6.67
Ann Dore McLaughlin..............             1,000                   *
Harry L. Vincent, Jr.............            14,100                   *
NON-DIRECTOR EXECUTIVE OFFICERS:
Stephen J. McKenna(6)............           268,978(2)               0.13
Christopher J. Nassetta..........           396,324(2)               0.20
Robert E. Parsons, Jr............           457,355(2)               0.23
ALL DIRECTORS AND EXECUTIVE OFFI-
 CERS AS A GROUP
 (12 PERSONS, INCLUDING THE FORE-
 GOING)..........................        24,847,188(2)(7)           12.28
CERTAIN BENEFICIAL OWNERS:
The Equitable Companies Incorpo-
 rated...........................        13,352,321(8)               6.60
FMR Corp.........................        25,881,737(9)              12.79
Forstmann-Leff Associates, Inc...        10,255,627(10)              5.07
RCM Capital Management L.L.C.....        19,616,797(11)              9.69

--------
 (1) Ownership of less than l/l00th of 1% is reflected as * in the table above.
 (2) Includes (i) the shares of unvested restricted stock granted under the Company's 1993 Comprehensive Stock Incentive Plan, which are voted by the holder thereof, and (ii) the following number of shares which could be ac-quired by the named persons through the exercise of stock options within 60 days of January 31, 1997: for J.W. Marriott, Jr., 810,447 shares; for Richard E. Marriott, 90,700 shares; for Mr. McKenna, 51,750 shares; for Mr. Parsons, 22,725 shares; and for all directors and executive officers as a group, 992,422 shares. For additional information, see Tables I and II under the caption "Executive Officer Compensation." Does not include any other shares reserved, contingently vested or awarded under the above-named Plan.

 (3) Includes: (i) 1,977,450 shares held in trust for which J.W. Marriott, Jr. is the trustee or a co-trustee; (ii) 68,213 shares held by the wife of J.W. Marriott, Jr.; (iii) 686,536 shares held in trust for which the wife of J.W. Marriott, Jr. is the trustee or a co-trustee; (iv) 2,536,787 shares held by the J. Willard Marriott Foundation of which J.W. Marriott, Jr. is a co-trustee; (v) 2,707,590 shares held by a limited partnership whose general partner is a corporation of which J.W. Marriott, Jr. is the controlling shareholder; and (vi) 80,000 shares held by a limited part-nership whose general partner is J.W. Marriott, Jr. Does not include shares held by the adult children of J.W. Marriott, Jr.; J.W. Marriott, Jr. disclaims beneficial ownership of all such shares.
 (4) Includes: (i) 1,874,709 shares held in trust for which Richard E. Marriott is the trustee or a co-trustee; (ii) 68,006 shares held by the wife of Richard E. Marriott; (iii) 603,828 shares held in trust for which the wife of Richard E. Marriott is the trustee or a co-trustee; (iv) 2,536,787 shares held by the J. Willard Marriott Foundation of which Richard E. Marriott is a co-trustee; and (v) 2,302,729 shares held by a limited partnership whose general partner is a corporation of which Rich-ard E. Marriott is the controlling shareholder. Does not include shares held by the adult children of Richard E. Marriott; Richard E. Marriott disclaims beneficial ownership of all such shares.
 (5) By virtue of their ownership of shares of Company Common Stock and their positions as Chairman and Director, respectively, Richard E. Marriott and J.W. Marriott, Jr. would be deemed in control of the Company within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed control persons by reason of their ownership of shares and/or their relationship to other family members.
     J.W. Marriott, Jr., Richard E. Marriott, their mother Alice S. Marriott and other members of the Marriott family and various trusts established by members of the Marriott family owned beneficially an aggregate of 26,557,397 shares or 13.12% of the total shares outstanding of Company Common Stock as of January 31, 1997.
 (6) Although Mr. McKenna has resigned his position as General Counsel and an officer, he is included in this table in accordance with applicable regu-lations because he was serving as an executive officer at the end of the Company's last fiscal year and was one of the Company's five most highly compensated executive officers for the Company's last fiscal year.
 (7) Includes the total number of shares held by trusts for which both J.W. Marriott, Jr. and Richard E. Marriott are co-trustees. Beneficial owner-ship of such shares is attributable to each of J.W. Marriott, Jr. and Richard E. Marriott in the table above under the Director subheading, but such shares are included only once in reporting the total number of shares owned by all directors and executive officers as a group. All di-rectors and current executive officers as a group (other than members of the Marriott family) owned beneficially an aggregate of 1,867,305 shares or 0.90% of the total shares outstanding of Company Common Stock as of January 31, 1997. In addition, the Company's Retirement and Savings Plan and Trust owned 57,541 shares or 0.03% of the total shares outstanding of Company Common Stock as of January 31, 1997.
 (8) Represents shares of Company Common Stock held by The Equitable Companies Incorporated ("The Equitable") and its subsidiaries, The Equitable Life Assurance Society of the United States, Alliance Capital Management L.P. and Donaldson, Lufkin & Jenrette Securities Corporation. The Equitable has reported in a Schedule 13G under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), filed with the Securities and Exchange Commission (the "Commission"), sole dispositive power over 13,304,221 shares and shared dispositive power over 48,100 shares. Of these shares, The Equitable has reported sole voting power over 13,196,321 shares and does not share voting power with respect to any shares. The principal business address of The Equitable is 787 Seventh Avenue, New York, New York 10019.
 (9) Represents shares of Company Common Stock held by FMR Corp. ("FMR") and its subsidiaries, Fidelity Management Trust Company ("FMT") and Fidelity Management & Research Company ("FM&R"). FMR has reported in a Schedule 13G under the Exchange Act, filed with the Commission, that FMR, through its control of FM&R and certain investment funds for which FM&R acts as an investment adviser, has sole power to dispose of 25,436,492 shares of Company Common Stock owned by such investment funds, including the 15,660,500 shares of Company Common Stock (or 7.74% of the total shares outstanding of Company Common Stock as of January 31, 1997) held by the Fidelity Magellan Fund. FMR has no power to vote or direct the voting of the shares of Company Common Stock owned by the investment funds, which power resides with the Board of Trustees of such investment funds. FMR, through its control of FMT and certain institutional accounts for which FMT serves as investment manager, has sole dispositive power over 445,244 shares, the sole power to vote or direct the voting of 303,306 shares, and no power to vote or direct the voting of 141,938 shares of Company Common Stock owned by the institutional accounts. The principal business address for FMR, FMT and FM&R is 82 Devonshire Street, Boston, Massachu-setts 02109.
(10) Represents shares of Company Common Stock held by Forstmann-Leff Associ-ates, Inc. ("Forstmann") and its subsidiaries, FLA Asset Management, Inc. ("FLA"), Stamford Advisors Corp. ("Stamford") and Forstmann-Leff Associ-ates L.P. ("FLLP"). Forstmann has reported in a Schedule 13G under the Exchange Act, filed with the Commission, sole dispositive power over 7,844,865 shares and shared dispositive power over 2,410,762 shares. Of these shares, Forstmann has reported sole voting power over 7,154,265 shares and shared voting power over 936,507 shares. The principal busi-ness address of Forstmann, FLA, Stamford and FLLP is 55 East 52nd Street, New York, New York 10055.
(11) Represents shares of Company Common Stock held by RCM Capital Management, L.L.C. ("RCM Capital") and its subsidiaries, RCM Limited L.P. ("RCM Lim-ited") and RCM General Corporation ("RCM General"). RCM Capital is a wholly owned subsidiary of Dresdner Bank AG. RCM Capital has reported in a Schedule 13G under the Exchange Act, filed with the Commission, sole dispositive power over 19,128,797 shares and shared dispositive power over 488,000 shares. Of these shares, RCM Capital has reported sole vot-ing power over 13,729,800 shares and does not share voting power with re-spect to any shares. The principal business address of RCM Capital, RCM Limited and RCM General is Four Embarcadero Center, Suite 2900, San Fran-cisco, California 94111. The principal business address of Dresdner Bank AG is Jurgen-Ponto-Platz 1, 60301 Frankfurt, Germany.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

Presently, the Board of Directors is composed of seven members, five of whom are not officers or employees of the Company. The Board met seven times in 1996. Each Director attended 75% or more of the meetings held during 1996 dur-ing the period for which he or she was a Director.

The Board has adopted four standing committees: (i) Executive, (ii) Audit,
(iii) Compensation Policy and (iv) Nominating and Corporate Governance. The members of the Executive Committee are Harry L. Vincent, Jr. (Chair), Richard
E. Marriott, J.W. Marriott, Jr. and Terence C. Golden. When the Board of Direc-tors is not in session, this Committee is authorized to exercise all powers of the Board of Directors, subject to specific restrictions as to powers retained by the full Board of Directors. Retained powers include those relating to amendments to the certificate of incorporation and bylaws; mergers, consolida-tions, sales or exchanges involving substantially all of the Company's assets; declaration of dividends; and issuance of stock. The Executive Committee met once in 1996. All members attended the meeting. No change in the membership of the Executive Committee is contemplated for 1997.

The Audit Committee is composed of four Directors who are not employees of the Company, namely, R. Theodore Ammon (Chair), Harry L. Vincent, Jr., Ann Dore McLaughlin and Robert M. Baylis. The Audit Committee meets at least three times a year with the independent auditors, management representatives and internal auditors; recommends to the Board of Directors appointment of independent audi-tors; approves the scope of audits and other services to be performed by the independent and internal auditors; considers whether the performance of any professional service by the auditors other than services provided in connection with the audit function could impair the independence of the outside auditors; and reviews the results of internal and external audits, the accounting princi-ples applied in financial reporting, and financial and operational controls. The independent auditors and internal auditors have unrestricted access to the Audit Committee and vice versa. The Audit Committee met five times in 1996. All members attended 75% or more of the meetings held in 1996 during the period for which he or she was a member. No membership changes are contemplated for 1997.

The Compensation Policy Committee is composed of three Directors who are not employees of the Company, namely, Harry L. Vincent, Jr. (Chair), R. Theodore Ammon and Ann Dore McLaughlin. The Compensation Policy Committee's functions include recommendations on policies and procedures relating to senior officers' compensation and various employee stock plans, and approval of individual sal-ary adjustments and stock awards in those areas. The Compensation Policy Com-mittee met eight times in 1996. All members attended 75% or more of the meet-ings held in 1996. No membership changes are contemplated for 1997.

The Nominating and Corporate Governance Committee is composed of three Direc-tors who are not employees of the Company, namely, Ann Dore McLaughlin (Chair), Harry L. Vincent, Jr. and Robert M. Baylis. It considers candidates for elec-tion as Directors and is responsible for keeping abreast of and making recom-mendations with regard to corporate governance in general. In addition, the Nominating and Corporate Governance Committee fulfills an advisory function with respect to a range of matters affecting the Board of Directors and its Committees, including the making of recommendations with respect to qualifications of Director candidates, compen-sation of Directors, the selection of committee chairs, committee assignments and related matters affecting the functioning of the Board. The Nominating and Corporate Governance Committee met two times in 1996. All members attended 75% or more of the meetings held in 1996 during the period for which he or she was a member. No membership changes are contemplated for 1997.

COMPENSATION OF DIRECTORS

Directors who are also officers of the Company receive no additional compensa-tion for their services as Directors. Directors elected by the holders of Com-pany Common Stock and who are not officers receive an annual retainer fee of $25,000 as well as an attendance fee of $1,250 for each shareholders' meeting, meeting of the Board of Directors or meeting of a committee of the Board of Directors, regardless of the number of meetings held on a given day. The chair of each committee of the Board of Directors receives an additional annual re-tainer fee of $1,000. Directors are also reimbursed for travel expenses and other out-of-pocket costs incurred in attending meetings or in visiting Marriott or Ritz-Carlton hotels or other properties controlled by the Company or by Marriott International, Inc. In his capacity as chair of the Executive Committee of the Board of Directors, Mr. Vincent receives an additional $375 per hour in compensation for time spent in the performance of his duties, which include, among other things, the annual performance appraisal of the chief executive officer on behalf of the Board, although the final appraisal is determined by the Board.

During 1996, J.W. Marriott, Jr. waived his right to receive Company Common Stock which would have been distributed to him under the Company's 1993 Com-prehensive Stock Incentive Plan (the "1993 Stock Incentive Plan"). These bene-fits accrued during Mr. Marriott's employment with the Company prior to the Company's distribution on October 8, 1993 of all of the stock of Marriott In-ternational, Inc. to the Company's shareholders. The stock distributions that were waived were disclosed as required in earlier proxy statements of the Com-pany. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company has been actuarially determined and will not exceed the projected after-tax cost the Company expected to incur in connection with the stock distributions under the 1993 Stock Incentive Plan that were waived by Mr. Marriott.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of own-ership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this Proxy State-ment any failure to file by these dates. All of these filing requirements were satisfied by the Company's executive officers and directors, except for the following inadvertent omission: A report was not filed with respect to peri-odic accruals of phantom stock units for R. Theodore Ammon under the Company's Non-Employee Directors' Deferred Stock Compensation Plan. When this inadver-tent omission was discovered, the appropriate reports promptly were filed.

EXECUTIVE OFFICERS

Set forth below is certain information with respect to the persons who are cur-rently serving as executive officers of the Company.

                                    BUSINESS EXPERIENCE PRIOR TO BECOMING
NAME AND TITLE          AGE          AN EXECUTIVE OFFICER OF THE COMPANY
--------------          ---         -------------------------------------
Richard E. Marriott      58 Richard E. Marriott joined the Company in 1965 and
 Chairman of the Board      has served in various executive capacities. In 1979,
                            Mr. Marriott was elected to the Board of Directors.
                            In 1984, he was elected Executive Vice President,
                            and in 1986, he was elected Vice Chairman of the
                            Board of Directors. In 1993, Mr. Marriott was
                            elected Chairman of the Board. Mr. Marriott also has
                            been responsible for management of the Company's
                            government affairs functions.
Terence C. Golden        52 Terence C. Golden was named President and Chief Ex-
 President and Chief        ecutive Officer of the Company in 1995. Prior to
 Executive Officer          joining the Company, Mr. Golden was Chairman of Bai-
                            ley Realty Corporation and prior to that had served
                            as Chief Financial Officer of The Oliver Carr Compa-
                            ny. Prior to joining The Oliver Carr Company, he
                            served as Administrator of the General Services Ad-
                            ministration and as Assistant Secretary of Treasury,
                            and he was co-founder and national managing partner
                            of Trammel Crow Residential Companies.
Robert E. Parsons, Jr.   41 Robert E. Parsons, Jr. joined the Company's Corpo-
 Executive Vice Presi-      rate Financial Planning staff in 1981 and was made
 dent and Chief Finan-      Assistant Treasurer in 1988. In 1993, Mr. Parsons
 cial Officer               was elected Senior Vice President and Treasurer of
                            the Company, and in 1995, he was elected Executive
                            Vice President and Chief Financial Officer of the
                            Company.

                                     BUSINESS EXPERIENCE PRIOR TO BECOMING
NAME AND TITLE           AGE          AN EXECUTIVE OFFICER OF THE COMPANY
--------------           ---         -------------------------------------
Christopher J. Nassetta   34    Christopher J. Nassetta joined the Company in Octo-
 Executive Vice Presi-          ber 1995 as Executive Vice President. Prior to join-
 dent                           ing the Company, Mr. Nassetta served as President of
                                Bailey Realty Corporation from 1991 until 1995. He
                                had previously served as Chief Development Officer
                                and in various other positions with The Oliver Carr
                                Company from 1984 through 1991.

Christopher G. Townsend   49    Christopher G. Townsend joined the Company's Law De-
 Senior Vice President          partment in 1982 as a Senior Attorney. In 1984, Mr.
 and General Counsel            Townsend was made Assistant Secretary of the Compa-
                                ny, and in 1986, he was made Assistant General Coun-
                                sel. In 1993, Mr. Townsend was elected Senior Vice
                                President, Corporate Secretary and Deputy General
                                Counsel. In January 1997, he was elected General
                                Counsel.

Donald D. Olinger         38    Donald D. Olinger joined the Company in 1993 as Di-
 Senior Vice President          rector--Corporate Accounting. Later in 1993, Mr.
 and Corporate Control-         Olinger was promoted to Senior Director and Assis-
 ler                            tant Controller. He was promoted to Vice President--
                                Corporate Accounting in 1995. In 1996, he was
                                elected Senior Vice President and Corporate Control-
                                ler. Prior to joining the Company, Mr. Olinger was
                                with the public accounting firm of Deloitte & Tou-
                                che.

EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

Table I below sets forth a summary of the compensation paid by the Company for the last three fiscal years to the Chief Executive Officer of the Company and the four additional most highly compensated executive officers of the Company for the Company's fiscal year 1996.

TABLE I
                          SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                           COMPENSATION
                                                                    --------------------------
                                         ANNUAL COMPENSATION           AWARDS       PAYOUTS
                                    -----------------------------   ------------ -------------
                                                                     RESTRICTED                ALL OTHER
                                    SALARY           OTHER ANNUAL      STOCK         LTIP       COMPEN-
                             FISCAL (3)(4)  BONUS(5) COMPENSATION   AWARDS(6)(7) PAYOUTS(8)(9) SATION(10)
NAME AND PRINCIPAL POSITION   YEAR    ($)     ($)        ($)            ($)           ($)         ($)
---------------------------  ------ ------- -------- ------------   ------------ ------------- ----------
Richard E. Marriott           1996  262,951 105,180    114,969(11)            0         0        21,439(12)
 Chairman of the Board        1995  250,554 100,000    107,463(11)            0         0        12,634
                              1994  261,538 104,615     90,576(11)            0         0        19,551
Terence C. Golden(1)          1996  600,017 480,013          0       10,476,603         0       560,827(13)
 President and Chief          1995  190,656 152,152          0                0         0             0
 Executive Officer
Robert E. Parsons, Jr.        1996  328,447 263,490          0        3,658,277         0        26,273
 Executive Vice               1995  213,767 123,649          0                0         0        10,951
 President and Chief          1994  169,855  93,341          0                0         0         8,831
 Financial Officer
Christopher J.                1996  328,447 263,490          0        3,647,513         0       119,168(13)
 Nassetta(1)                  1995   78,000  50,700          0                0         0             0
 Executive Vice
 President
Stephen J. McKenna(2)         1996  260,955 169,621          0          193,683         0        24,104
 Executive Vice               1995  237,550 152,210          0                0         0        13,586
 President and General        1994  220,000 143,000          0                0         0        17,811
 Counsel

--------
 (1) Mr. Golden joined the Company as Chief Executive Officer on September 1, 1995. Mr. Nassetta joined the Company as Executive Vice President on Oc-tober 1, 1995.
 (2) Although Mr. McKenna has resigned his position as General Counsel and an officer, he is included in this Table in accordance with applicable regu-lations because he was serving as an executive officer at the end of the Company's last fiscal year and was one of the Company's five most highly compensated executive officers for the Company's last fiscal year.
 (3) Fiscal year 1996 base salary earnings were for 53 weeks.
 (4) Salary amounts include base salary earned and paid in cash during the fiscal year and the amount of base salary deferred at the election of the executive officer under the Company's Executive Deferred Compensation Plan (the "Deferred Compensation Plan").
 (5) Bonus includes the amount of cash bonus earned pursuant to the Company's Performance-Based Annual Incentive Bonus Plan (which was approved by the shareholders in 1996) and to the named individual's performance-based bo-nus plan during the fiscal year and either paid subsequent to the end of each fiscal year or deferred under the Deferred Compensation Plan.
 (6) On February 1, 1996, the Compensation Policy Committee (the "Committee") of the Board of Directors approved grants of restricted stock to certain key employees of the Company, including Mr. Golden, Mr. Nassetta, Mr. Parsons and Mr. McKenna. Mr. Golden also received a grant of restricted stock on August 1, 1996 which was pursuant to the terms of his restricted stock agreement with the Company. The grants made in 1996 consist of two awards. Mr. Golden, Mr. Parsons and Mr. Nassetta each received an award which vests over a five-year period and consists of shares subject to re-strictions relating primarily to continued employment ("General Restric-tions") and shares subject to annual performance objectives such as fi-nancial performance of the Company ("Performance Restrictions"). Perfor-mance objectives are established by the Committee and are subject to an-nual review and revision. Sixty percent of the shares awarded to each ex-ecutive officer have annual Performance Restrictions, and forty percent of the shares awarded have General Restrictions conditioned upon contin-ued employment. In addition, Mr. Parsons, Mr. Nassetta and Mr. McKenna received an award of restricted stock which vests sixty percent on Decem-ber 31, 1998 and forty percent on December 31, 2000 subject to the at-tainment of certain performance criteria and to the named individual's continued employment ("Special Team Awards"). All Special

     Team Awards are presented on Table I as "Restricted Stock Awards," and the value stated in Table I is the fair market value on the date of the grant. At Mr. Golden's request and in order to motivate the management team to en-hance shareholder value, the Committee issued these Special Team Awards of the shares of restricted stock to key executives of the Company in connec-tion with Mr. Golden's joining the Company. The dollar value of those awards has been reflected in the Restricted Stock Awards column of this Summary Compensation Table for the named executive officers. In the event that the executives to whom restricted stock was granted do not continue in the employ of the Company or do not meet the performance criteria set by the Committee, those shares will be forfeited, and the Committee has re-tained the right to grant any forfeited restricted shares to Mr. Golden.
 (7) The aggregate number and value of shares of deferred stock and restricted stock subject to "General Restrictions" and "Performance Restrictions"
     (see footnote 6 above) held by each named executive officer as of the end of fiscal year 1996 are as follows: Mr. R.E. Marriott, 305,800 shares valued at $4,834,698; Mr. Golden, 822,744 shares valued at $13,007,583;
     Mr. Nassetta, 294,720 valued at $4,659,523; Mr. Parsons, 316,700 valued at $5,007,027; Mr. McKenna, 152,189 valued at $2,406,108. During the pe-
     riod in which any restrictions apply, holders of restricted stock are en-titled to receive all dividends or other distributions paid with respect to such stock. Under the terms of certain restricted stock award agree-ments granted under the long-term incentive plan, each share of re-stricted stock vests upon a change in control of the Company. The De-ferred Stock Bonus Awards granted by the Company are generally derived based on dividing 20% of each individual's annual cash bonus award by the average of the high and low trading prices for a share of Company Common Stock on the last trading day of the fiscal year. No voting rights or dividends are attributed to award shares until such award shares are dis-tributed. Awards may be denominated as current awards or deferred awards.
     A current award is distributed in 10 annual installments commencing one year after the award is granted. A deferred award is distributed in a lump sum or in up to 10 installments following termination of employment. Deferred award shares contingently vest pro rata in annual installments commencing one year after the Deferred Stock Bonus Award is granted to the employee. Awards are not subject to forfeiture once the employee reaches age 55 or after 10 years of service with the Company.
 (8) In 1993, Richard E. Marriott, Robert E. Parsons and Stephen J. McKenna were awarded grants of restricted stock based on achieving certain per-formance goals on an annual basis. These awards were reported in the Long-Term Incentive Plans ("LTIP") table in the Company's Proxy Statement for the 1994 annual meeting of shareholders and should have been reported instead in the Restricted Stock Awards column of the Summary Compensation Table because the performance goals were set on an annual basis rather than on a multi-year basis. In 1993, the total number of shares awarded for each individual were as follows: for Mr. Marriott, 240,000, which had a value at the time of the award of $1,800,000; for Mr. Parsons, 30,000, which had a value at the time of the award of $238,140; and for Mr. McKenna, 108,000, which had a value at the time of the award of $857,304. The annual value of the distributed shares was subsequently reported in the LTIP Payouts column of the Summary Compensation Table in the Company's Proxy Statements for the 1995 and 1996 annual meetings of shareholders. The LTIP Payout column in this Proxy Statement reflects the correct reporting of these awards.
 (9) The number and value of the shares which were reported in the LTIP Payout column of the Summary Compensation Table in the Company's Proxy State-ments for the 1995 and 1996 annual meetings of shareholders (see Note 8) for each named executive were as follows: for Mr. Marriott, 16,200 shares with a value of $180,225 in 1995 and 36,000 shares with a value of $382,500 in 1996; for Mr. McKenna, 14,580 shares with a value of $162,203 in 1995 and 32,400 shares with a value of $344,250 in 1996; and for Mr. Parsons, 6,750 shares with a value of $75,094 in 1995 and 15,000 shares with a value of $159,375 in 1996. For this Proxy Statement, the values that would have appeared in the LTIP Payout column would have been as follows had the prior reporting format been used: for Mr. Marriott, 24,000 shares with a value of $426,000; for Mr. Golden, 104,190 shares with a value of $1,849,372; for Mr. Parsons, 32,456 shares with a value of $576,094; for Mr. Nassetta, 31,998 shares with a value of $567,965;
     and for Mr. McKenna, 21,600 shares with a value of $383,400. The report-ing format used in this Proxy Statement will be followed in subsequent years.
(10) Amounts included in "All Other Compensation" represent total matching Company contribution amounts received under the Retirement and Savings
     Plan and the Deferred Compensation Plan. In 1996, the amounts attribut-able to the Retirement and Savings Plan account for each named executive officer were as follows: Mr. R.E. Marriott, $8,460; Mr. Golden, $8,460;
     Mr. Nassetta, $8,460; Mr. Parsons, $8,460; and Mr. McKenna, $8,100. The amounts attributable to the Deferred Compensation Plan for each named ex-ecutive officer were as follows: Mr. R.E. Marriott, $12,979; Mr. Golden, $35,902; Mr. Nassetta, $13,866; Mr. Parsons, $17,813; and Mr. McKenna, $16,004.
(11) Amount includes $86,700 in 1996, $86,200 in 1995, $84,200 in 1994 for the
     allocation of Company personnel for non-Company business.
(12) During 1996, Mr. Marriott waived (i) payments due to be made to him under the Deferred Compensation Plan following his retirement and (ii) Company Common Stock due to be distributed to him under the Company's 1993 Com-prehensive Stock Incentive Plan (the "1993 Stock Incentive Plan") follow-ing his retirement. The payments and stock distributions that were waived were disclosed in earlier proxy statements of the Company. In connection with this waiver, the Company entered into an arrangement to purchase life insurance policies for the benefit of a trust established by Mr. Marriott. The cost of the life insurance policies to the Company has been actuarially determined and will not exceed the projected after-tax cost the Company expected to incur in connection with the payments under the De-ferred Compensation Plan and the stock distributions under the 1993 Stock Incentive Plan that were waived by Mr. Marriott.
(13) As part of their restricted stock agreements with the Company, Mr. Golden and Mr. Nassetta were awarded 44,910 and 8,421 shares of Company Common Stock, respectively, on February 1, 1996. The value of the shares was $516,465 for Mr. Golden and $96,842 for Mr. Nassetta.

AGGREGATED STOCK OPTION EXERCISES AND YEAR-END VALUE

Table II below sets forth, on an aggregated basis, (i) information regarding the exercise during fiscal year 1996 of options to purchase Company Common Stock (and shares of the common stock of other companies which the Company has previously spun off) by each of the executive officers listed on Table I above, and (ii) the value on January 3, 1997 of all unexercised options held by such individuals. The Company did not grant any options to the executive officers listed on Table I in fiscal year 1996. Terence C. Golden and Christopher J. Nassetta do not have any options to purchase stock in any of the companies listed in Table II.

TABLE II

                      AGGREGATED STOCK OPTION EXERCISES IN
               LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF SHARES
                                                      UNDERLYING UNEXERCISED             VALUE OF UNEXERCISED
                                 SHARES             OPTIONS AT FISCAL YEAR END          IN-THE-MONEY OPTIONS AT
                               ACQUIRED ON  VALUE               (#)                     FISCAL YEAR END ($)(2)
                                EXERCISE   REALIZED --------------------------------   -------------------------
       NAME         COMPANY(1)     (#)       ($)    EXERCISABLE       UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
       ----         ---------- ----------- -------- ---------------   --------------   ----------- -------------
R.E. Marriott            HM           0          0             90,700                0  1,114,951         0
                        HMS       7,000     39,040             11,140                0     90,152         0
                         MI      35,000    940,390             55,700                0  2,443,265         0
                      TOTAL      42,000    979,430            157,540                0  3,648,368         0
S. J. McKenna            HM       2,700     20,200             51,750                0    664,033         0
                        HMS         540      2,256             10,350                0     79,299         0
                         MI           0          0             45,800                0  1,851,338         0
                      TOTAL       3,240     22,456            107,900                0  2,594,670         0
R. E. Parsons, Jr.       HM       1,250     11,383             22,725                0    271,551         0
                        HMS         250      1,201              4,545                0     32,429         0
                         MI       7,988    182,153              1,625                0     63,388         0
                      TOTAL       9,488    194,737             28,895                0    367,368         0

--------
(1) "HM" represents options to purchase Company Common Stock ("Company Op-tions"). "HMS" represents options to purchase Host Marriott Services Corpo-ration ("HM Services") common stock. "MI" represents options to purchase Marriott International, Inc. ("Marriott International") common stock. In connection with the Company's issuance on December 29, 1995 of a special dividend (the "Special Dividend") of HM Services common stock to the Company's shareholders, and pursuant to the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan, all Company options held by employees of the Company were adjusted to reflect the Special Dividend by providing each option holder with the option to purchase one share of HM Services common stock for every option to purchase five shares of Company Common Stock held as of the close of business on December 29, 1995. The exercise price of the HM Services options was set, and the price of the Company Op-tions was adjusted, so that the economic value of the Company Options prior to the Special Dividend was preserved and not increased or decreased as a result of the Special Dividend.
(2) Based on a per share price for Company Common Stock of $15.81, a per share price for HM Services common stock of $9.44, and a per share price for Marriott International common stock of $55.00. These prices reflect the av-erage of the high and low trading prices on the New York Stock Exchange on January 3, 1997.

LONG-TERM INCENTIVE PLAN

Table III below sets forth the number of shares of Company Common Stock awarded under a long-term incentive plan on February 1, 1996 to each of the applicable persons listed in Table I above, with the exception of Richard E. Marriott and Terence C. Golden, who did not receive any of the type of awards reported in this Table III. These awards represent the number of restricted shares of Company Common Stock that may vest during or at the end of a three-year period, subject to the satisfaction of certain time and performance re-strictions established by the Compensation Policy Committee of the Board of Directors. The vesting provisions governing these awards are subject to review and revision by the Compensation Policy Committee and are discussed below in the Report on Executive Compensation. The performance criteria are set in ad-vance of the completion of the performance year, and if the time and perfor-mance criteria are not achieved, the full number of shares will be forfeited.

The shares may be paid in full if either of the following two formulas is met:

 . Prior to November 1, 1998, the average price of Company Common Stock traded on the New York Stock Exchange during any consecutive 60-day period shall increase to 172.8% of the price of Company Common Stock on November 2, 1995; or

 . The average of the high and low prices of Company Common Stock traded on the New York Stock Exchange for each of the first five days of trading prior to November 1, 1998 is 172.8% of the price of Company Common Stock on November 2, 1995.

The price of Company Common Stock on November 2, 1995 was determined to be $11.08 (which reflects an adjustment for the distribution of the common stock of Host Marriott Services Corporation to the Company's shareholders on Decem-ber 29, 1995), and therefore the target price under the two formulas is $19.146 (i.e., 172.8% of $11.08). This increase represents a 20% compounded annual growth rate in the price of Company Common Stock.

TABLE III

                           LONG-TERM INCENTIVE PLAN
                          AWARDS IN LAST FISCAL YEAR

                                                    PERFORMANCE OR OTHER PERIOD
         NAME                      NUMBER OF SHARES  UNTIL MATURITY OR PAYOUT
         ----                      ---------------- ---------------------------
Robert E. Parsons, Jr.............      84,206                3 years
Christopher J. Nassetta...........      84,206                3 years
Stephen J. McKenna................      60,628                3 years

EMPLOYMENT ARRANGEMENTS

Certain of the terms and conditions of employment of Terence C. Golden, the Company's President and Chief Executive Officer, are governed by a written em-ployment agreement. Mr. Golden's agreement provided for an annual salary of $575,000 per year which has been increased to $610,000 for 1997. The agreement also provides that in the event of a "termination event" (which is defined as a significant reduction in Mr. Golden's responsibility, a requirement to relo-cate, a change in control of the Company, a change in his responsibility to the Company's Chairman or his failure to receive a bonus equal to at least half of the maximum bonus available to be earned for a particular year), Mr. Golden will receive a payment equal to one year's salary and an amount equal to the maximum bonus that could have been earned for the year in which such termination event occurs, and the restrictions will be lifted on all remaining restricted stock held by Mr. Golden. In the event he is terminated without cause in the absence of a termination event, Mr. Golden will receive one year's salary and bonus and the restrictions will be lifted on the restricted stock that is not subject to performance goals. In the event Mr. Golden is terminated for cause or resigns, he will receive no termination payment and the restricted stock will be canceled.

REPORT ON EXECUTIVE COMPENSATION

TO OUR SHAREHOLDERS

The Compensation Policy Committee of the Board of Directors is charged with overseeing and administering the executive pay program for the Company on be-half of the Board and, by extension, the Company's shareholders. This report provides details and background information regarding that program.

THE COMMITTEE

The Compensation Policy Committee (the "Committee"), composed of three inde-pendent members of the Board of Directors, approves the executive compensation programs and policies of the Company, sets performance targets and also evalu-ates the performance of the Company and its senior management. The Committee met eight times during the year.

GOALS OF THE PROGRAM

The Committee has established three primary objectives for the executive com-pensation program:

 . Provide annual and long-term incentives that emphasize performance-based compensation dependent upon achieving corporate and individual performance goals;

 . Foster a strong relationship between shareholder value and executive compen-sation programs and rewards by having a significant portion of compensation comprised of equity-based incentives; and

 . Provide overall levels of compensation that are competitive, and provide the means to attract, retain and motivate highly qualified executives.

COMPETITIVENESS TARGETS

To establish compensation targets, the Committee uses data from independent consultants that reflect the median compensation practices at a large group of general industry, lodging and real estate companies.

These surveys contain a broader group of companies than the comparison group used in the performance graph because the Committee believes that targeting compensation at a diverse group of companies more appropriately reflects the labor market for Host Marriott executives. With respect to base salary and an-nual incentive levels, the Committee reviews the data provided by these sur-veys with a focus on the median level of compensation. The Committee then makes decisions on compensation actions for individual executives based on competitive levels of compensation and the need to retain an experienced and effective management team. Consistent with the philosophy of aligning share-holder value with executive compensation, long-term incentive awards represent a substantial portion of the targeted total pay package for executive officers and are targeted at levels higher than the median for achievement of outstand-ing business performance as determined by the Committee.

BASE SALARY

The Committee regularly reviews each senior executive's base salary and ap-proves the assignment of each senior executive to a salary grade. Actual base salaries fall in a range around the midpoint, based on tenure, experience and individual performance. Increases to base salary are primarily driven by indi-vidual performance and the salary increase guidelines established by the Com-pany. There are no specific weightings that are applied to the factors consid-ered by the Committee in arriving at base salary actions.

ANNUAL INCENTIVES

The Company's Performance-Based Annual Incentive Bonus Plan promotes the

Company's pay for performance philosophy by providing executives with financial incentives to achieve key business and individual performance objectives.

Under such plan, the annual bonus payments for the Chief Executive Officer and the other executive officers are made from a pool of potential payments equal to eight percent of the Company's annual earnings before interest expense, tax-es, depreciation, amortization and other non-cash items ("EBITDA") in excess of the performance goal ($300,000,000) or a lesser amount as determined by the Committee based on business and individual performance criteria the Committee deems appropriate. No payment will be made if performance does not meet the minimum specified criteria. The maximum percentage award that can be made to any one executive from the pool is equal to the percentage of each executive's salary compared to the total salaries of the executives in the plan.

STOCK INCENTIVES

The Company has provided long-term incentives through its 1993 Comprehensive Stock Incentive Plan (the "1993 Stock Incentive Plan"). The Board has approved the Company's 1997 Comprehensive Stock Incentive Plan (the "1997 Stock Incen-tive Plan"), which is substantially identical to the 1993 Stock Incentive Plan. If approved by the Company's shareholders at the Annual Meeting, the Company will continue to provide the same long-term incentives through its 1997 Stock Incentive Plan. (See "Proposal Three: Ratification of the 1997 Comprehensive Stock Incentive Plan" below in this Proxy Statement.) Restricted stock, stock options, deferred stock awards and other stock-based awards are permitted under both the 1993 Stock Incentive Plan and the 1997 Stock Incentive Plan. The Com-mittee believes that management's interest should be aligned with those of the shareholders, and that stock ownership is an efficient and effective way to ac-complish this goal.

RESTRICTED STOCK

Restricted stock is the primary long-term incentive vehicle for senior execu-tives. Its purpose is to provide an incentive to senior executives to manage the Company in a manner that creates significant long-term value for sharehold-ers. The 1997 Stock Incentive Plan, like the 1993 Stock Incentive Plan, permits the Committee to make awards with either restrictions relating to continued em-ployment ("time-based" awards) or awards with performance restrictions estab-lished by the Committee ("performance-based" awards). The Committee emphasizes performance-based awards.

The performance criteria applicable to the performance-based awards are deter-mined at the beginning of each year by the Committee. The performance measures adopted for 1996 were EBITDA as a percentage of average capital, EBITDA as a multiple of cash interest expense, free cash flow per share, total capital em-ployed and fostering a strategic alliance with Marriott International, Inc. The performance measures were weighted equally in 1996.

The Committee also made grants of restricted stock to a group of key execu-tives, which grants are subject to achieving a 20% increase in the price of the Company Common Stock from November 1995 to November 1998. These grants have been reported above in the Long-Term Incentive Plan Table (Table III).

Compensation of the Chief Executive Officer and other Executive Officers

BASE SALARY

Mr. Golden's salary was increased by 5% on October 1, 1996 resulting in a new salary of

$610,000. This salary is above the median for the survey group. The salaries for Mr. Marriott, Mr. Nassetta and Mr. Parsons were also increased by 5% on Oc-tober 1, 1996.

ANNUAL INCENTIVE AWARDS

Mr. Golden received a bonus award of $480,013 or 80% of fiscal year base salary earnings under the Performance-Based Annual Incentive Bonus Plan and pursuant to the performance criteria which the Committee set for Mr. Golden to achieve for 1996. The other named executive officers received bonus payments ranging from 40% to 80% of salary. The Committee considered the Company's financial performance as measured by EBITDA and other objective individual criteria in making awards from the bonus pool.

RESTRICTED STOCK AWARDS

Mr. Golden received an award of 830,827 shares of restricted stock which was approved by the Committee on February 1, 1996, and an award of 67,365 shares of restricted stock on August 1, 1996. Both awards vest over a five-year period. Sixty percent (60%) of such shares have annual performance restrictions and forty percent (40%) are awarded based on continued employment. The grant of shares of restricted stock made on August 1, 1996 represents shares that were not awarded to Mr. Golden previously but to which he was entitled pursuant to his restricted stock agreement. Mr. Golden's award was based on a review of long-term incentive grant practices among the companies in the surveys used to evaluate the appropriate levels of compensation paid to the Chief Executive Of-ficer and were at a level required to recruit him to the Company. A total of 652,128 shares of restricted stock were awarded to three other key executives of the Company on February 1, 1996, of which approximately 60% are performance-based shares and approximately 40% are based on continued employment. These shares vest over a five-year period.

IMPACT OF INTERNAL REVENUE CODE SECTION 162(M)

In 1993, provisions were added to the Internal Revenue Code that limit the tax deduction for compensation expense in excess of $1,000,000 a year for each of the five highest paid executive officers. However, performance-based compensa-tion can be excluded from the determination of compensation expense so long as it meets certain requirements. The Committee's policy is to qualify as much of executive compensation programs for the performance-based exclusion as is pos-sible.

The Committee and the Board have approved the 1997 Stock Incentive Plan con-tained elsewhere in this Proxy Statement (see "Proposal Three: Ratification of the 1997 Comprehensive Stock Incentive Plan"), which includes provisions that will put the 1997 Stock Incentive Plan into compliance with Section 162(m) of the Internal Revenue Code. If the 1997 Stock Incentive Plan is approved by the Company's shareholders, stock grants made pursuant to the 1997 Stock Incentive Plan may qualify, if so determined by the Committee, as exempt compensation un-der Section 162(m), which would permit the maximum tax benefit to the Company.

The annual incentive awards made under the Performance-Based Annual Incentive Bonus Plan qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. The performance-based restricted stock awards have annual measures and goals which allow them to qualify as performance-based com-pensation under Section 162(m).

The Committee believes that it is appropriate to consider the tax implications of the Company's compensation plans, but the Committee does not believe it is necessarily in the best interest of the Company and its shareholders that all plans meet the requirements of Section 162(m) for deductibility. Accordingly, the Committee anticipates that the Company may lose or defer deductions in fu-ture years with respect to vesting of the time-based restricted stock grants or other awards.

SUMMARY

The Committee believes that the caliber and motivation of the employees, and especially their leadership, are critical to the Company's success in a compet-itive marketplace. Effective and motivational compensation programs are essen-tial ingredients to success. The Committee believes that the compensation pro-grams of the Company are effective in serving both the Company and its share-holders, in both the short and long term.

MEMBERS OF THE COMPENSATION POLICY COMMITTEE

  Harry L. Vincent, Jr., Chairman
  R. Theodore Ammon
  Ann Dore McLaughlin

PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumula-tive total shareholder return on the Company's Common Stock against the cumu-lative total return of the Standard & Poor's Corporation Composite 500 Index (the "S&P 500 Index") and a peer group index of companies (the "Peer Group") over the period of December 31, 1991 through December 31, 1996. The graph as-sumes an investment of $100 at the start of this period in the Company's Com-mon Stock and in each of the indexes, with the reinvestment of all dividends, including (i) the Company's distribution of Marriott International, Inc. com-mon stock on October 8, 1993 to shareholders and (ii) the Company's distribu-tion of Host Marriott Services Corporation common stock on December 29, 1995 to shareholders, each of which is treated as a reinvested special dividend.

The Peer Group index consists of the following companies: Catellus Development Corp., Hilton Hotels Corp., Hospitality Franchise System, Inc., La Quinta Inns, Inc., Marriott International, Inc., Red Lion Inns LP, The Rouse Company, and Del Webb Corp.

                   COMPARISONS OF FIVE-YEAR CUMULATIVE TOTAL
                              SHAREHOLDER RETURNS

             Host Marriott Corp.          S&P 500 Index          Peer Group
             --------------------------------------------------------------
1991               $100.00                  $100.00                $100.00
1992               $126.79                  $107.61                $103.56
1993               $262.29                  $118.41                $151.32
1994               $276.66                  $120.01                $161.11
1995               $377.21                  $164.95                $224.21
1996               $515.61                  $202.73                $331.18

CERTAIN TRANSACTIONS

NEW YORK MARRIOTT MARQUIS

The Company is a general partner of Times Square Marquis Hotel, L.P. ("TSMHLP"), a limited partnership in which the Company currently holds an 86% interest and which is consolidated in the Company's financial statements. TSMHLP is the owner of the New York Marriott Marquis Hotel. MM Times Square Ho-tel Investors, a limited partnership which includes J.W. Marriott, Jr. and Richard E. Marriott as partners, currently holds a 3% limited partnership in-terest in TSMHLP.

RELATIONSHIP BETWEEN THE COMPANY AND MARRIOTT INTERNATIONAL, INC.

The Company (formerly known as Marriott Corporation) was renamed Host Marriott Corporation on October 8, 1993 in connection with the issuance of a special dividend (the "MII Distribution") which split the Company's businesses between the Company and Marriott International, Inc. ("Marriott International"). Prior to October 8, 1993, Marriott International was a wholly-owned subsidiary of the Company. Thereafter, the Company retained the capital intensive lodging real estate business (the "Ownership Business") and the airport/tollroad concessions business (the "Host/Travel Plazas Business"), while Marriott International took over the management of the lodging and service management businesses (the "Man-agement Business"). (On December 29, 1995, the Company distributed the Host/Travel Plazas Business to the shareholders of Host Marriott Services Cor-poration; see "Relationship between the Company and Host Marriott Services Cor-poration" below.) On the date of the MII Distribution, the Company and its sub-sidiaries and Marriott International and its subsidiaries entered into certain contractual arrangements governing their relationship following the MII Distri-bution.

J.W. Marriott, Jr. and Richard E. Marriott beneficially own approximately 10.6%, and 10.4%, respectively, of the outstanding shares of common stock of Marriott International. By reason of their ownership of such shares of common stock of Marriott International and their positions as Chairman and Director, respectively, of Marriott International, J.W. Marriott, Jr. and Richard E. Marriott, who also are a Director and Chairman, respectively, of the Company, would be deemed in control of Marriott International within the meaning of the federal securities laws. Other members of the Marriott family might also be deemed control persons of Marriott International by reason of their ownership of shares of Marriott International and/or their relationship to other family members.

Prior to the MII Distribution, the Company and Marriott International entered into the MII Distribution Agreement, which provided for, among other things,
(i) the division between the Company and Marriott International of certain lia-bilities and (ii) certain other agreements governing the relationship between the Company and Marriott International following the MII Distribution.

Subject to certain exceptions, the MII Distribution Agreement provided for, among other things, assumptions of liabilities and cross-indemnities designed to allocate, effective as of the MII Distribution, financial responsibility for the liabilities arising out of or in connection with the Management Business to Marriott International and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with the Ownership Business and Host/Travel Plazas Business, along with the Company's liabilities under a substan-tial portion of its pre-existing financing and long-term debt obligations, to the Company and its retained subsidiaries. The agreements executed in connec-tion with the MII Distribution Agreement also set forth certain specific allo-cations of liabilities between the Company and Marriott International.

Under the MII Distribution Agreement, Marriott International has a right to purchase up to 20% of each class of the Company's voting stock (determined af-ter assuming full exercise of the right) at its then fair market value (based on an average of trading prices during a specified period), upon the occurrence of certain specified events generally involving a change in control of the Com-pany.

For the purpose of governing certain of the ongoing relationships between the Company and Marriott International after the MII Distribution, the Company and Marriott International have entered into other agreements. The Company believes that the agreements are fair to both parties and contain terms which are gener-ally comparable to those which would have been reached in arm's-length negotia-tions with unaffiliated parties. Among such other agreements between the Com-pany and Marriott International are:

(i) Lodging Management and Franchise Agreements. Marriott International and certain of its subsidiaries have entered into management agreements with the Company and certain of its subsidiaries to manage for fees the Marriott Hotels, Resorts and Suites, Ritz-Carlton hotels, Courtyard hotels and Residence Inns owned or leased by the Company and its subsidiaries. Marriott International has also entered into franchise agreements with the Company and certain of its sub-sidiaries to allow the Company to use the Marriott brand, associated trade-marks, reservation systems and other related items in connection with the Company's operation of seven Marriott hotels not managed by Marriott Interna-tional.

Each of those management and franchise agreements reflects market terms and conditions and is substantially similar to the terms of management and fran-chise agreements with other third-party owners regarding lodging facilities of a similar type. In 1996, the Company paid to Marriott International fees of $101 million from the managed and franchised lodging properties owned or leased by the Company.

In addition, the Company is a general partner in several unconsolidated part-nerships that own 251 lodging properties operated by Marriott International un-der long-term agreements. In 1996, those partnerships paid to Marriott Interna-tional fees of $113 million pursuant to such agreements. The partnerships also paid $22 million in rent to Marriott International in 1996 for land leased from Marriott International upon which certain of the partnerships' hotels are lo-cated.

(ii) Credit Agreement. In 1995, Marriott International and a subsidiary of the Company entered into a Credit Agreement pursuant to which the subsidiary has the right to borrow up to $225 million from Marriott International. Borrowings under the Credit Agreement bear interest at the London Interbank Offered Rate ("LIBOR") plus 3% (LIBOR plus 4% when the outstanding balance exceeds $112.5 million) and mature in June 1998. At January 3, 1997, there were no advances outstanding under the Credit Agreement.

(iii) Tax Sharing Agreement. The Company and Marriott International have en-tered into a tax sharing agreement that defines the parties' rights and obliga-tions with respect to deficiencies and refunds of federal, state and other in-come or franchise taxes relating to the Company's businesses for tax years prior to the MII Distribu-tion and with respect to certain tax attributes of the Company after the MII Distribution. The Company and Marriott International have agreed to cooperate with each other and to share information in preparing tax returns and in deal-ing with other tax matters.

(iv) Noncompetition Agreement. The Company and Marriott International entered into a noncompetition agreement that defines the parties' rights and obliga-tions with respect to certain businesses operated by Marriott International and the Company. In general, under the noncompetition agreement, the Company and its subsidiaries are prohibited from entering into or acquiring any business that competes with the hotel management business as conducted by Marriott In-ternational.

(v) Administrative Services Agreements. Marriott International and the Company have entered into a number of agreements pursuant to which Marriott Interna-tional has agreed to provide certain continuing administrative services to the Company and its subsidiaries. Such services are provided on market terms and conditions. In general, the administrative services agreements can be kept in place at least through the end of 1997.

(vi) Philadelphia Mortgage. Until December 1996, Marriott International pro-vided first mortgage financing for the Philadelphia Marriott Hotel, which is owned by an affiliate of the Company. The mortgage loan carried a floating in-terest rate of LIBOR plus 3%. In December 1996, an affiliate of the Company re-paid Marriott International the full balance of its loan.

(vii) Marriott International Guarantees. In connection with the MII Distribu-tion, the Company and Marriott International entered into agreements pursuant to which Marriott International has agreed to guarantee the Company's perfor-mance in connection with certain partnership, real estate and project loans and other Company obligations. Such guarantees are limited in an aggregate princi-pal amount of up to $126 million at January 3, 1997. Marriott International has not been required to make any payments pursuant to the guarantees.

(viii) Hotel Acquisitions. Marriott International has provided, and expects in the future to provide, financing to the Company for a portion of the cost of acquiring properties to be operated or franchised by Marriott International. In 1996, Marriott International invested $57 million in connection with the Company's acquisition of a controlling interest in two hotels (914 rooms) in Mexico City, both of which are now operated by Marriott International.

RELATIONSHIP BETWEEN THE COMPANY AND HOST MARRIOTT SERVICES CORPORATION

On December 29, 1995, the Company issued a special dividend (the "HMSC Distri-bution") which split the Company's businesses between the Company and Host Marriott Services Corporation ("HM Services"). Prior to December 29, 1995, HM Services was a wholly-owned subsidiary of the Company. Thereafter, the Company retained the capital intensive lodging real estate business (the "Ownership Business"), while HM Services took over the airport/tollroad concessions busi-ness (the "Host/Travel Plazas Business"). The Company and its subsidiaries and HM Services and its subsidiaries have entered into certain relationships fol-lowing the HMSC Distribution.

Richard E. Marriott and J.W. Marriott, Jr. beneficially own approximately 7.77% and 7.00%, respectively, of the outstanding shares of common stock of HM Serv-ices. By reason of their ownership of such shares of common stock of HM Serv-ices and their po-sitions as Directors of HM Services, Richard E. Marriott and J.W. Marriott, Jr., who are also Chairman and a Director, respectively, of the Company, would be deemed in control of HM Services within the meaning of the federal securi-ties laws. Other members of the Marriott family might also be deemed control persons of HM Services by reason of their ownership of shares of HM Services and/or their relationship to other family members.

Prior to the HMSC Distribution, the Company and HM Services entered into the HMSC Distribution Agreement, which provided for, among other things, (i) cer-tain asset transfers to occur prior to the HMSC Distribution, (ii) the HMSC Distribution, (iii) the division between the Company and HM Services of certain liabilities and (iv) certain other agreements governing the relationship be-tween the Company and HM Services following the HMSC Distribution.

Subject to certain exceptions, the HMSC Distribution Agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to allocate, effective as of the HMSC Distribution, financial responsibility for the liabilities arising out of or in connection with the Host/Travel Plazas Business to HM Services and its subsidiaries, and financial responsibility for the liabilities arising out of or in connection with the Ownership Business to the Company and its retained subsidiaries. The agreements executed in connec-tion with the HMSC Distribution Agreement also set forth certain specific allo-cations of liabilities between the Company and HM Services. The HMSC Distribu-tion Agreement also provides that HM Services will assume its proportionate share of the Company's current obligation for certain employee benefit awards denominated in Company Common Stock currently held by employees of Marriott In-ternational.

For the purpose of governing certain of the ongoing relationships between the Company and HM Services after the HMSC Distribution, the Company and HM Serv-ices have entered into other agreements. The Company believes that the agree-ments are fair to both parties and contain terms which are generally comparable to those which would have been reached in arm's-length negotiations with unaf-filiated parties. Among such other agreements between the Company and HM Serv-ices are:

(i) Tax Sharing Agreement. The Company and HM Services have entered into a tax sharing agreement that defines the parties' rights and obligations with respect to deficiencies and refunds of federal, state and other income or franchise taxes relating to the Company's businesses for tax years prior to the HMSC Dis-tribution and with respect to certain tax attributes of the Company after the HMSC Distribution. The Company and HM Services have agreed to cooperate with each other and to share information in preparing tax returns and in dealing with other tax matters.

(ii) Guarantees of Concession Agreements. The Company and HM Services have en-tered into agreements pursuant to which the Company has agreed to guarantee HM Services' performance in connection with certain tollroad concessions operated by HM Services. The Company has not been required to make any payment pursuant to the guarantees and does not anticipate making any such payment in 1997.

(iii) Employee Benefits Allocation Agreement. The Company and HM Services have entered into an Employee Benefits Allocation and Other Employment Matters Agreement (the "Employee Benefits Allocation Agreement") that provides for the allocation of certain responsibilities with respect to employee compensation, benefits and labor matters. In general, the Employee Benefits Allocation Agreement provided that the Company retain all employee liabilities for employees who on or after the HMSC Distribution were employees of the Company, and that HM Services retain all employee liabilities for employees who on or after the HMSC Distribution were employees of HM Services. Pursuant to the Employee Benefits Allocation Agreement, and in connection with the HMSC Distribution, the Company also ad-justed outstanding awards under Company employee benefit plans.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Board of Directors of the Company is composed of seven Directors. The Cer-tificate of Incorporation classifies the seven-member Board of Directors into three classes. Each such Director serves for three years.

The terms of office of Robert M. Baylis, Terence C. Golden and Ann Dore McLaughlin expire at the 1997 Annual Meeting of Shareholders. The Board of Di-rectors, acting upon the recommendation of its Nominating and Corporate Gover-nance Committee, has nominated and recommends the re-election of Mr. Baylis, Mr. Golden and Ms. McLaughlin, each for a three-year term as Director expiring at the 2000 Annual Meeting of Shareholders.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Baylis and Golden and Ms. McLaughlin.

If elected, Messrs. Baylis and Golden and Ms. McLaughlin have consented to serve as Directors for terms of three years and until their respective succes-sors are elected and qualified. Further information with respect to the nomi-nees is set forth in this Proxy Statement under the section entitled "Direc-tors." Although it is not contemplated that any nominee will be unable to serve as Director, in such event, the proxies will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Di-rectors.

VOTE REQUIRED

Approval of the election of the nominees is subject to the affirmative vote of a plurality of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE FOREGOING NOMINEES AS DIRECTORS OF THE COMPANY.

PROPOSAL TWO: APPOINTMENT OF AUDITORS

Subject to shareholder approval, the Board of Directors, acting on the recom-mendation of its Audit Committee, has appointed Arthur Andersen LLP, a firm of independent public accountants, as auditors, to examine and report to share-holders on the consolidated financial statements of the Company and its subsid-iaries for fiscal year 1997. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

VOTE REQUIRED

The action of the Board of Directors in appointing Arthur Andersen LLP as the Company's auditors for fiscal year 1997 is subject to ratification by an affir-mative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quo-rum is present.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR SUCH APPOINTMENT.

PROPOSAL THREE: RATIFICATION OF ADOPTION OF THE 1997 COMPREHENSIVE STOCK INCENTIVE PLAN

The Board has approved, subject to shareholder ratification, the adoption of the Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan (the "1997 Plan"). The 1997 Plan is substantially identical to the Host Marriott Corporation 1993 Comprehensive Stock Incentive Plan (the "1993 Plan") except for the changes described below. The description set forth below is qualified in its entirety by the terms of the 1997 Plan, a copy of which is set forth in Appendix A to this Proxy Statement.

A principal purpose of the Board in approving the 1997 Plan is to put the 1997 Plan into compliance with Section 162(m) of the Internal Revenue Code. Since the time that the Company's shareholders approved the 1993 Plan, provisions have been added to the Internal Revenue Code that limit the tax deduction available to the Company for compensation expense with respect to certain ex-ecutive officers of the Company. If the 1997 Plan is approved by the Company's shareholders, stock awards made pursuant to the 1997 Plan may qualify, if so determined by the Compensation Policy Committee of the Board (the "Commit-tee"), as exempt compensation under Section 162(m), which would permit the maximum tax benefit to the Company.

Shareholder approval is not being requested to authorize additional shares to be available for the grant of awards under the 1997 Plan. Rather, shares pre-viously authorized by the shareholders under the 1993 Plan will be used for awards granted under the 1997 Plan and no new awards will be made under the 1993 Plan. Any outstanding awards granted under the 1993 Plan will continue to be governed by the 1993 Plan. To the extent that awards under the 1993 Plan may lapse, expire, terminate or be canceled, the underlying shares of Company Common Stock relating to such awards will be made available for awards under the 1997 Plan. As of January 3, 1997, the number of shares of Company Common Stock initially available for awards under the 1997 Plan is 19,534,352, repre-senting the number of shares previously authorized by the shareholders to be reserved under the 1993 Plan, less the shares as to which awards have already been granted under the 1993 Plan that have not lapsed, expired, terminated or been canceled.

The number and kind of shares available for grant and the shares subject to outstanding awards (as well as limits on awards, performance goals and exer-cise prices of awards) may be adjusted to reflect the effect of a stock divi-dend, stock split, recapitalization, merger, consolidation, reorganization, combination, separation, liquidation, spin-off or other change in the capital structure of the Company.

Under the 1997 Plan, the Company may make to full-time, non-union employees
(i) awards of restricted shares of Company Common Stock, (ii) bonus awards and/or deferred awards of shares of Company Common Stock, (iii) awards of op-tions to purchase Company Common Stock, (iv) stock appreciation rights or other stock-based awards and (v) special recognition awards of unrestricted shares of Company Common Stock. The stock appreciation rights and special rec-ognition awards are new with the 1997 Plan. The principal terms and conditions of each award under the 1997 Plan are summarized below. Like the 1993 Plan, the 1997 Plan will be ad-ministered by the Committee or, where allowed by law, the Committee's designee. The 1993 Plan provides that, upon a change in control of the Company, the Com-mittee may arrange for either a substitution of option awards or provide for full vesting and require their exercise, if at all, within 60 days. The 1997 Plan provides for similar discretion of the Committee with respect to all awards upon a change in control of the Company, but eliminates the 60-day re-quirement.

Restricted Stock Awards. The 1997 Plan will provide additional compensation in-centives to key employees in the form of shares of restricted stock of the Com-pany. The Committee expects that approximately 15 or fewer key employees will potentially receive restricted stock awards under the 1997 Plan. (Directors who are not employees of the Company will not be eligible to participate.) Delivery of shares will be conditioned upon requirements such as continued employment and achievement of specific performance objectives (of the Company and/or the individual). In order to comply with the requirements for exclusion from the limit on the tax deduction of executive compensation under Section 162(m) of the Internal Revenue Code, the Committee may condition the distribution of stock under a restricted stock award on the attainment of performance objec-tives. The 1997 Plan provides more detail on the performance objectives of the Company that the Committee may impose for the executive officers named in the Summary Compensation Table. The performance objectives will be measured by any of the following or a combination of the following: (i) Company consolidated cash flows, (ii) Company consolidated financial reported earnings, (iii) Com-pany consolidated economic earnings, (iv) earnings per share of Company Common Stock, (v) earnings as a percentage of average capital, (vi) earnings as a mul-tiple of interest expense, (vii) financial reported earnings of a business unit of the Company, (viii) economic earnings of a business unit of the Company,
(ix) cash flows of a business unit of the Company, (x) appreciation in the price of the Company's Common Stock, considered alone or as measured against the performance of a group of companies approved by the Committee, (xi) total capital invested in assets and (xii) capital invested in assets subject to the strategic alliance with Marriott International.

Bonus Awards and Deferred Stock Agreements. The Company's purpose in granting bonus awards of and deferred stock agreements for Company Common Stock will be to attract, retain and reward key employees by allowing them to participate in the future success of the Company through the grant of such stock. Awards of Company Common Stock may represent a part of the annual performance bonus awards to employees. Award recipients will be able to elect either a current award or a deferred award, unless the recipient is classified by the Company as below a specified salary grade, in which case only a current award will be available.

A current award will be distributed in 10 annual installments commencing one year after the award is granted. If an employee dies before distribution of all shares to which the employee is entitled, the remaining shares will be distrib-uted in one distribution to the employee's designated beneficiaries or, in the absence of such beneficiaries, to the employee's estate. Any undistributed shares subject to a current award will be forfeited and the award terminated if the employee's employment with the Company is terminated for any reason other than (i) termination of employment at or beyond age 55 with 10 years of serv-ice, (ii) termination after 20 years of service with retirement approval from the Committee, (iii) permanent disability or (iv) death. Any undistributed shares not subject to forfeiture shall continue to be paid to the employee under the distribution schedule that would have applied to those shares if the employee had not terminated employment, or over such shorter period as the Committee may determine.

A deferred award will be distributed to the recipient, as elected by such re-cipient, either in a lump sum or in up to 10 annual installments beginning the January following termination of employment. Deferred award shares will contin-gently vest pro rata in annual installments commencing one year after the award is granted to the employee, and continuing on each January 2 thereafter until the expiration of a 10-year period from the commencement date. All shares sub-ject to the deferred award will vest upon (i) termination of employment after reaching age 55 with 10 years of service, (ii) termination of employment after 20 years of service with retirement approval from the Committee, (iii) perma-nent disability or (iv) death. Vesting will stop when employment terminates for any other reason.

Under the 1997 Plan, deferred shares of Company Common Stock may be granted to participants annually as deferred stock agreements. Deferred shares awarded pursuant to a deferred stock agreement will be distributed in 10 consecutive annual installments commencing the January following the date the employee re-tires or becomes permanently disabled or attains at least age 65 and is not an employee of the Company. Shares will contingently vest over a specified term or in pro rata annual installments until age 65. If employment is terminated for any reason, including death, permanent disability, or retirement prior to age 65, all unvested shares will be forfeited.

Stock Option Awards. The Company's purpose in granting options to purchase Com-pany Common Stock will be to closely align the interests of management employ-ees with those of shareholders. Under the 1997 Plan, options may be granted ei-ther on a non-qualified tax basis or as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. The option price may not be less than 100% of the fair market value of Company Common Stock on the date the option is granted. Directors of the Company or any subsidiary who are not also full-time salaried employees will not be eligible to receive options. It is expected that approximately 50 Company employees will be eligible for stock option awards.

Except in certain circumstances described below, no option may be exercised within six months from the date of its grant. (It has been the practice of the Company, however, to require a one-year waiting period before an option may be exercised, and the Company expects to continue this practice.) Options granted by the Company may have a term of up to 15 years; in the case of an incentive stock option, the option may have a term of up to 10 years. If an optionee ceases to be an employee, other than by reason of death, while holding an exer-cisable option, the option will generally terminate if not exercised within the following 90 days. A different rule will apply, however, to optionees who re-tire and meet the retirement provisions of the 1997 Plan. Non-qualified options granted by the Company to optionees who subsequently become "approved retirees" (qualifying combination of age and length of service that equals or exceeds 75 years), will not expire until the earlier of (i) the expiration of the option in accordance with its original term, or (ii) one year from the date on which the option granted latest in time to the optionee has fully vested. If an optionee dies while an employee of the Company more than six months after the date the options are granted, a legatee may exercise the remaining options until the earlier of the expiration date for such options or one year after the optionee's death. If an optionee dies while an approved retiree, all the optionee's options become fully vested and a legatee may exercise the remaining options until the earlier of the expiration date for such options or one year after the optionee's death. If an optionee who is not an approved retiree dies after termination of employ-ment, a legatee may exercise the remaining options to the same extent and dur-ing the same period that the optionee could have exercised the options if the optionee had not died.

Full payment for shares purchased on exercise of any option, along with payment of any required tax withholding, must be made at the time of such exercise in cash or, if permitted by the Committee, in shares of Company Common Stock hav-ing a fair market value equivalent to the exercise price and withholding obli-gation, or any combination thereof, or pursuant to such "cashless" exercise procedures as may be permitted by the Committee.

When exercising a non-qualified option, an employee is taxed at ordinary income rates on the gain represented by the difference between the option price and the market price on the day of exercise, times the number of shares exercised. The Company receives a corresponding deduction of the amount of gain. For in-centive stock options, the individual is not taxed at the time of exercise. If the employee subsequently sells the shares within one year from the date of ex-ercise, the employee recognizes ordinary income equal to the amount of gain and the Company may take a corresponding deduction. If the shares are held for a period in excess of one year, the gain recognized by the employee upon sale of the shares is treated as a long-term capital gain and the Company receives no deduction.

Stock Appreciation Rights. A "stock appreciation right" is an award in the form of a right to receive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of shares of Company Common Stock over a base price established in the award, which is payable in cash, shares or other forms of payouts as are approved by the Committee. The minimum base price of a stock appreciation right granted under the 1997 Plan will be not less than the lowest of the fair market value of the underlying shares on the date the stock appreciation right is granted or, in the case of a stock appreciation right related to a stock option, the exercise price of the related stock option.

Other Stock-Based Awards. Other stock-based incentive awards might include phantom stock or units, performance stock or units, bonus stock or units, divi-dend equivalent units, similar securities or rights and other awards payable in Company Common Stock or with a value derived from or a price related to the fair market value of Company Common Stock, all on such terms as the Committee may approve. Such awards may be granted, become vested or be payable based upon the continued employment of a participant, or upon the attainment of specified corporate or individual performance goals (as in the case of performance stock or units).

Special Recognition Awards. The 1997 Plan includes a new type of award designed to provide recognition of employee performance for special efforts on behalf of the Company. The award may be in the form of unrestricted shares of Company Common Stock or options to purchase Company

Common Stock. While all full-time, non-union employees will be eligible, ac-tual awards will be limited in the discretion of the Committee or its desig-nee.

Certain Federal Income Tax Consequences. Section 162(m) of the Internal Reve-nue Code would render non-deductible to the Company certain compensation in excess of $1,000,000 in any year to certain executive officers of the Company unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from Section 162(m). The applicable conditions of an exemption for a performance-based compensation plan include, among others, a requirement that the shareholders approve the material terms of the plan. Stock options, stock appreciation rights and certain (but not all) other types of awards that may be granted to executive officers as contemplated by the 1997 Plan are intended to qualify for the exemption for performance-based com-pensation under Section 162(m). However, in light of the ambiguities in Sec-tion 162(m) and uncertainties regarding its ultimate interpretation and appli-cation in these circumstances, no assurance can be given that compensation paid under the 1997 Plan to any executive officer will in fact be deductible if it should, together with other non-exempt compensation paid to such execu-tive officer, exceed $1,000,000.

Amendments. The Committee will have the authority to amend, suspend or discon-tinue the 1997 Plan at any time, provided that no such action affects any out-standing award in any manner adverse to the participant without the consent of the participant. The 1997 Plan may be amended without further shareholder ap-proval provided that no amendment may materially increase the total number of shares which may be issued under the Plan or the total number of shares for which options may be granted under the Plan, materially modify the require-ments as to eligibility for participation in the Plan or extend the maximum period after the date of grant during which options may be exercised. Share-holder approval may also be required to satisfy tax rules applicable to per-formance-based compensation under Section 162(m) or to subsequent grants of incentive stock options, or to satisfy other applicable legal requirements. Amendments made without shareholder approval could increase the cost to the Company under the 1997 Plan, although the amount thereof is not determinable.

VOTE REQUIRED

The action of the Board of Directors in approving the 1997 Comprehensive Stock Incentive Plan is subject to the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE 1997 COMPREHENSIVE STOCK INCENTIVE PLAN.

PROPOSAL FOUR: RATIFICATION OF AMENDMENT TO THE NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

In the past, the Board has had a practice of awarding former directors who provided long service on the Board annual payments of $25,000 for life (equal to the annual retainer fee service on the Board). The Board has decided not to make such awards in the future. Following the recommendation of the Nominating and Corporate Governance Committee, the Board has approved an amendment to the Company's Non-

Employee Directors' Deferred Stock Compensation Plan (the "Directors' Stock Plan") which was approved by the shareholders in 1995, subject to ratification of such amendment by the shareholders at the Annual Meeting, that will make the overall compensation package for the non-employee Directors competitive with practices at other companies and consistent with the trend to pay part of director compensation in the form of stock.

Attached as Appendix B is a restatement of the Directors' Stock Plan including the amendment approved by the Board subject to approval by the shareholders.

The amendment adds a new Director Stock Award equal to 750 shares of Company Common Stock annually. The Director Stock Award will be made to non-employee Directors each year following the Annual Meeting of shareholders, commencing with the Annual Meeting on May 14, 1997.

The amendment also provides for Special One-Time Director Stock Awards ("Spe-cial One-Time Awards") to current non-employee Directors. The number of shares of Company Common Stock subject to the Special One-Time Awards are 4,000 for Mr. Ammon, 7,000 for Mr. Baylis, 7,000 for Ms. McLaughlin and 7,000 for Mr. Vincent. The number of shares each Director will receive as a Special One-Time Award was determined based upon an actuarial value, taking into account for each Director such factors as standard mortality rates, gender and an assumed retirement age. Although J.W. Marriott, Jr. is a non-employee Director, the Board determined that because Mr. Marriott already held a substantial amount of Company Common Stock, it was unnecessary for him to participate in the new stock awards under the Directors' Stock Plan.

If approved by the shareholders, the 1997 Director Stock Awards and the Spe-cial One-Time Award under the Directors' Stock Plan will be as follows:

           NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN

                                                       DOLLAR    TOTAL NUMBER OF
                                                    VALUE ($)(1)  UNITS (#)(2)
                                                    ------------ ---------------
R. Theodore Ammon..................................   $ 75,098        4,750
Robert M. Baylis...................................    122,528        7,750
Ann Dore McLaughlin................................    122,528        7,750
Harry L. Vincent, Jr. .............................    122,528        7,750
Non-Employee Directors Group.......................   $442,682       28,000

--------
(1) Based on a per share price for Company Common Stock of $15.81, the average of the high and low trading prices on the New York Stock Exchange on Janu-ary 3, 1997.
(2) Includes the Special One-Time Awards described above and the annual Direc-tor Stock Awards of 750 shares for each of Mr. Ammon, Mr. Baylis, Ms. Mc-Laughlin and Mr. Vincent.

A participating Director will be fully vested in his or her Director Stock Awards at the time of grant. A participating Director will become fully vested in his or her Special One-Time Award at the rate of 10% per year of service on the Board, with credit given for each year of service already completed by a participating Director in determining his or her total years of service on the Board. A participating Director will also become fully vested in his or her Special One-Time Award upon death or becoming disabled. Following the retire-ment of a Director, vested Director Stock Awards and the Special One-Time
Award will be distributed in the form of shares of Company Common Stock in ei-ther (a) one lump-sum distribu-tion or (b) substantially equal annual installments over a 10-year period, based upon an irrevocable election by the participating Director prior to the grant of the award. Following retirement, the former Director will be entitled to vote and receive dividends with respect to shares subject to the Director Stock Awards whether or not those shares have been distributed. The Directors' Stock Plan may be amended by the Board without the consent of the shareholders unless such consent is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Com-pany Common Stock is listed or quoted, or the Board determines in its discre-tion to seek the approval of shareholders.

The amendment provides further that the number of shares of Company Common Stock reserved for issuance under the Directors' Stock Plan be increased from 100,000 shares to 500,000 shares. Because the Directors' Stock Plan already permits Directors to defer fees which would have otherwise been paid to them and to receive instead stock units based upon the fair market value of Company Common Stock on the deferral date, the addition of the new Director Stock Awards and the Special One-Time Director Stock Awards requires that the number of shares of Company Common Stock reserved for issuance under the Directors' Stock Plan be increased.

VOTE REQUIRED

The action of the Board of Directors in amending the Non-Employee Directors' Deferred Stock Compensation Plan is subject to the affirmative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE AMENDMENT TO THE NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN.

PROPOSAL FIVE: AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED NUMBER OF SHARES OF COMPANY COMMON STOCK

Subject to shareholder approval, the Board of Directors, acting on the recom-mendation of its Nominating and Corporate Governance Committee, approved on February 6, 1997 an amendment to the Company's Certificate of Incorporation which would increase the authorized number of shares of Company Common Stock from 300,000,000 shares to 600,000,000 shares. If approved by the shareholders, the first two sentences of Article FOURTH of the Company's Certificate of In-corporation would be amended to read as follows:

  "FOURTH. The total number of shares of all classes of stock which the cor-poration shall have authority to issue is Six Hundred One Million (601,000,000). Of such shares, (i) Six Hundred Million (600,000,000) shall be Common Stock of the par value of One Dollar ($1.00) per share, and (ii) One Million (1,000,000) shall be Preferred Stock without par value."

The remainder of Article FOURTH would remain unchanged.

As of January 31, 1997, the Company had outstanding 202,362,878 shares of Com-pany Common Stock. The Company's Certificate of Incorporation currently autho-rizes the issuance of 300,000,000 shares of Company Common Stock. As noted ear-lier in this Proxy Statement in the section entitled "Certain Transactions--Re-lationship between the

Company and Marriott International, Inc.," the Company must reserve sufficient shares to meet its obligation to Marriott International under the MII Distribu-tion Agreement in the event Marriott International were to exercise its right, under certain circumstances, to purchase up to 20% of the outstanding number of shares of Company Common Stock (determined after assuming the full exercise of the right) at the then fair market value of such shares. The reservation of such shares, when added to the shares already reserved for employee benefit plans and for convertible preferred securities, currently restricts the Company's flexibility in using Company Common Stock for other corporate pur-poses should the need arise.

The Board is seeking to increase the authorized number of shares of Company Common Stock because it believes that the Company needs additional authorized and unissued shares available for general corporate purposes, including, but not limited to, the raising of capital through the sale of Company Common Stock and other securities convertible into Company Common Stock, acquisitions of property, financings, corporate mergers, stock dividends, stock splits and shareholder and employee stock plans. In addition to such traditional uses, having authorized but unissued shares of Company Common Stock may be used in the context of defenses against possible or threatened hostile takeovers. The Company is not aware, however, of any pending or threatened efforts to obtain control of the Company.

Although the Company has no present plans to issue additional shares of Company Common Stock or other securities convertible into Company Common Stock (other than pursuant to employee plans or its Directors' plan), the authorization of such shares will enable the Company to act promptly if appropriate circum-stances arise which require the issuance of such shares. Having such authorized shares available for issuance in the future provides the Company greater flexi-bility to act quickly and without the expense and delay of a special meeting of shareholders. If this proposal is adopted, the shares of Company Common Stock would be available for issuance without further action by the shareholders, subject, however, to the requirements of the New York Stock Exchange that shareholder approval be obtained under certain circumstances for issuances of additional shares of Company Common Stock.

The authorization of additional shares of Company Common Stock will not, by it-self, have any effect on the rights of existing shareholders of Company Common Stock. Depending on the circumstances, the issuance of additional shares of Company Common Stock could have a diluting effect on the earnings per share and on the equity ownership of present and future holders of Company Common Stock. The Company's shareholders do not have preemptive rights to subscribe for, pur-chase or receive shares of the authorized Company Common Stock.

If the proposed amendment to the Company's Certificate of Incorporation is ap-proved, the Company intends to file as soon as practicable a Certificate of Amendment with the Secretary of State of Delaware to effectuate the proposed amendment.

VOTE REQUIRED

The action of the Board of Directors in approving an amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Company Common Stock from 300,000,000 shares to 600,000,000 shares is subject to the affir-mative vote of the holders of a majority of the shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quo-rum is present.

The Board of Directors unanimously recommends a vote FOR amendment of the Company's Certificate of Incorporation to increase the authorized number of shares of Company Common Stock from 300,000,000 shares to 600,000,000 shares.

PROPOSAL SIX: SHAREHOLDER PROPOSAL REGARDING ELECTION OF DIRECTORS ANNUALLY

Mrs. Evelyn Y. Davis of Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Company Common Stock, has notified the Company of her intention to propose the following resolution at the Annual Meeting of Shareholders:

  "RESOLVED: That the stockholders of Host Marriott Corporation recommend that the Board of Directors take the necessary steps to reinstate the elec-tion of directors ANNUALLY, instead of the stagger system which was re-cently adopted."

In support of the resolution, Mrs. Davis has submitted the following statement:

  "The great majority of New York Stock Exchange listed corporations elect all their directors each year.

  "This insures that ALL directors will be more accountable to ALL sharehold-ers every year and to a certain extent prevents the self-perpetuation of the Board.

  "Last year the owners of 48,173,502 shares, representing approximately 38% of shares voting, voted FOR this proposal.

  "If you AGREE, please mark your proxy FOR this proposal."

This proposal has been submitted at the last eleven Annual Meetings of Share-holders and was defeated on each occasion. The Board of Directors has again considered the proposal (as has the Nominating and Corporate Governance Commit-tee) and again recommends that shareholders vote AGAINST it for the following reasons: At the 1984 Annual Meeting of Shareholders, holders of more than 86% of the shares of Company Common Stock approved an amendment to the Company's Certificate of Incorporation to classify the Board of Directors into three classes, with one class being elected each year. As a result, at least two shareholder meetings will be required to effect a change of control of the Board of Directors, thus making it more difficult to change the membership of the Board of Directors. The Board of Directors believes that the longer time required to elect a majority of a classified Board of Directors also helps to assure continuity and stability of the Company's management and policies since a majority of the Directors will always have prior experience as Directors of the Company. Another benefit of the existing arrangement is to enhance manage-ment's ability to negotiate with the proponent of a proposal to take over or restructure the Company. The Board of Directors therefore believes that the proposed resolution would, if implemented, be detrimental to the best interests of the Company and its shareholders.

VOTE REQUIRED

Approval of the proposed resolution is subject to the affirmative vote of the holders of a majority of shares of Company Common Stock present in person or represented by proxy at the Annual Meeting at which a quorum is present.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE AGAINST SUCH PROPOSAL.

SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

The Annual Meeting for 1998 is tentatively scheduled to be held on Wednesday, May 13, 1998. Any shareholder who meets the requirements of the proxy rules un-der the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for submission to the shareholders at the 1998 An-nual Meeting. Any such proposal should be submitted in writing by notice deliv-ered or mailed by first-class United States mail, postage prepaid, to the Cor-porate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Department 862, Bethesda, Maryland 20817-1109 and must be received no later than December 8, 1997 to be eligible for inclusion in the proxy materials for that meeting. Any such notice shall set forth: (a) the name and address of the shareholder and the text of the proposal to be introduced; (b) the number of shares of Com-pany Common Stock held of record, owned beneficially and represented by proxy by such shareholder as of the date of such notice; and (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to introduce the proposal specified in the notice. The chairman of the meeting may refuse to acknowledge the introduction of any shareholder proposal not made in compliance with the foregoing procedures.

Any shareholder who meets the requirements of the proxy rules under the Securi-ties Exchange Act of 1934 may nominate a candidate for Director of the Company. Any such nomination should be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to the Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Dept. 862, Bethesda, Maryland 20817-1109 and must be received by February 12, 1998. Any such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a repre-sentation that the shareholder is a holder of record of Company Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the share-holder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pur-suant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

SOLICITATION OF PROXIES

Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by Directors, officers and regular employees of the Company. The Company has retained MacKenzie Partners to assist in the so-licitation of proxies from shareholders. MacKenzie Partners will receive a fee of $6,500 plus reimbursement of certain out-of-pocket expenses. The Company will reimburse brokerage firms, custodians, nominees and fiduciaries in accor-dance with the rules of the New York Stock Exchange, for reasonable expenses incurred by them in forwarding materials to the beneficial owners of shares. The entire cost of solicitation will be borne by the Company.

ANNUAL REPORT AND FORM 10-K

All shareholders of record on the Annual Meeting Record Date will receive with this Proxy Statement a copy of both the Company's 1996 Annual Report and Form 10-K filed with the Securities and Exchange Commission. Any shareholder who de-sires additional copies of the Company's 1996 Annual Report or Form 10-K may obtain a copy (excluding exhibits) without charge by addressing a request to the Corporate Secretary, Host Marriott Corporation, 10400 Fernwood Road, Dept. 862, Bethesda, Maryland 20817-1109. A charge equal to the reproduction cost will be made if the exhibits are requested.

BY ORDER OF THE BOARD OF DIRECTORS



/s/Anna Mary Coburn
Anna Mary Coburn
Corporate Secretary

                                                                      APPENDIX A

                           HOST MARRIOTT CORPORATION
                    1997 COMPREHENSIVE INCENTIVE STOCK PLAN

                                   ARTICLE 1
                      ESTABLISHMENT, PURPOSE AND DURATION

  1.1 Establishment of the Plan. Host Marriott Corporation, a Delaware corpora-tion (the "Company"), hereby establishes an incentive compensation plan to be known as the "Host Marriott Corporation 1997 Comprehensive Stock Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Op-tions, Restricted Stock, Bonus Awards, Deferred Stock Agreements, Stock Appre-ciation Rights, Special Recognition Awards and other stock-based Awards.

  The Plan shall be subject to ratification within twelve (12) months by an af-firmative vote of the holders of a majority of shares of the common stock of the Company present and entitled to vote at an Annual Meeting of shareholders at which a quorum is present. Upon such ratification by the shareholders, the Plan shall become effective retroactively as of January 4, 1997 (the "Effective Date"), which was the first day of the Company's 1997 fiscal year. Contingent Awards (as defined below) may be granted prior to such shareholder ratifica-tion; provided, however, that such Contingent Awards shall not be payable or exercisable, as the case may be, prior to the time when the Plan is approved by the shareholders.

  1.2 Purpose of the Plan. The purpose of the Plan is to promote and enhance the long-term growth, development and financial success of the Company by aligning the personal interests of key management employees to those of Company shareholders and allowing such employees to participate in the growth, develop-ment and financial success of the Company. Awards under the Plan may be, but need not be, Performance-Based Awards.

  The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of key employees who have been or will be given management responsibilities.

  1.3 Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to
Article 12 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions.

                                   ARTICLE 2
                          DEFINITIONS AND CONSTRUCTION

  2.1 Definitions. Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the meaning is intended, the initial letter of the word is capitalized:

    "Approved Retiree" has the meaning set forth in Section 6.2(g) hereof.

    "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Restricted Stock, Bo-nus Awards, Deferred Stock Agreements, Stock Appreciation Rights, Special Recognition Awards or other stock-based Awards.

    "Beneficial Owner" has the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

    "Board" means the Board of Directors of the Company.

    "Bonus Award" means a grant of Shares pursuant to Article 8 hereof.

    "Chief Executive Officer" means the chief executive officer of the Com-pany however such person may be titled.

    "Code" means the Internal Revenue Code of 1986, as amended from time to time.

    "Committee" has the meaning set forth in Section 3.1 hereof.

    "Company" has the meaning set forth in Section 1.1 hereof.

    "Compete" means to engage, individually or as an employee, consultant or owner (of more than 5%) of any entity, in any business engaged in signifi-cant competition with any business operated by the Company, as determined by the Board or the Committee.

    "Contingent Award" means an Award under this Plan granted on or after the Effective Date but before the date on which the Plan is ratified by the shareholders of the Company.

    "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Section 162(m) of the Code, or any successor statute.

    "Current Award" means a Bonus Award granted under the terms and condi-tions described in Section 8.2(c) hereof.

    "Deferred Award" means a Bonus Award granted under the terms and condi-tions described in Section 8.2(b) hereof.

    "Deferred Stock" means Shares subject to a Deferred Award or to a De-ferred Stock Agreement.

    "Deferred Stock Agreement" means an Award of Deferred Stock granted under the terms and conditions described in Section 8.3 hereof.

    "Director" means any individual who is a member of the Board.

    "Disability" means a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee in good faith, upon receipt of sufficient competent medical advice from one or more individuals, selected by or satisfactory to the Committee, who are quali-fied to give professional medical advice.

    "Effective Date" has the meaning set forth in Section 1.1 hereof.

    "Employee" means any full-time, non-union employee of the Company.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto.

    "Fair Market Value" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in the Wall Street Journal or a similar publica-tion selected by the Committee.

    "Incentive Stock Option" or "ISO" means an Award of an option to purchase Shares, granted under Article 6 hereof, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

    "Nonqualified Stock Option" or "NQSO" means an Award of an option to pur-chase Shares, granted under Article 6 hereof, which is not intended to be an Incentive Stock Option.

    "Officer" means an officer of the Company within the meaning of the term "officer" set forth in Rule 16a-1(f), as amended from time to time, under the Exchange Act.

    "Option" means an Award of an Incentive Stock Option or of a Nonqualified Stock Option.

    "Option Agreement" has the meaning set forth in Section 6.2 hereof.

    "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

    "Participant" means an Employee or former Employee of the Company with regard to whom an Award granted under the Plan is outstanding.

    "Performance-Based Award" has the meaning set forth in Section 10.1 here-of.

    "Performance Goal" means one or more performance targets that are mea-sured, on an absolute or relative basis, by the performance measures de-scribed in Section 10.3 hereof and on which the grant, vesting, exercisability or payment of any Award (other than any Option or Stock Ap-preciation Right) depends on the degree of achievement of those performance targets.

    "Period of Restriction" means the period during which (i) the transfer of Shares of Restricted Stock pursuant to an Award is restricted and (ii) the Award of Restricted Stock is subject to a substantial risk of forfeiture, as provided in Article 7 hereof.

    "Person" has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and shall include a "group," as defined in Section 13(d)(3) thereof.

    "Plan" has the meaning set forth in Section 1.1 hereof.

    "1993 Plan" has the meaning set forth in Section 4.1 hereof.

    "Restricted Stock" means an Award granted to a Participant pursuant to
  Article 7 hereof.

    "Restricted Stock Agreement" has the meaning set forth in Section 7.2 hereof.

    "Retirement" means termination of employment which is approved as a re-tirement by the Committee.

    "Shares" means shares of common stock of the Company.

    "Special Recognition Award" means an award of Shares or of an option to purchase Shares pursuant to Article 11 hereof.

    "Stock Appreciation Right" has the meaning set forth in Section 9.1 here-of.

    "Subsidiary" means any corporation more than fifty percent of the com-bined voting power of all classes of stock of which is beneficially owned by the Company, or by any of its Subsidiaries.

  2.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

  2.3 Severability. In the event any provision of the Plan shall be held ille-gal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, except that the Plan shall be construed to continue to comply with Section 162(m) of the Code and Rule 16b-3 under the Exchange Act and, in the case of Incentive Stock Op-tions, Section 422 of the Code.

                                   ARTICLE 3
                                 ADMINISTRATION

  3.1 The Committee. The Plan shall be administered by a Committee (the "Com-mittee") composed of two or more members of the Board who serve on the Board's Compensation Policy Committee, each of whom shall at all times while a Commit-tee member be (i) a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act and (ii) an "outside" director within the meaning of
Section 162(m) of the Code and Treasury Regulation (S) 1.162-27(e)(3), or any successor provision(s) thereto. The members of the Committee shall be desig-nated by the Board. A majority of the members of the Committee (but not fewer than two) shall constitute a quorum. The vote of a majority of a quorum or the unanimous written consent of the Committee shall constitute action by the Com-mittee. No member of the Committee shall receive any Award pursuant to the Plan while serving on the Committee or shall have received any such Award at any time within one (1) year prior to his or her service on the Committee. The mem-bers of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

  3.2 Authority of the Committee. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions set forth herein, the Committee shall have sole power to select Employees who shall participate in the Plan, to determine the sizes and types of Awards and to de-termine the amounts, pricing, timing and other terms and conditions (e.g., vesting, term, manner of exercise, distribution, etc.) of such Awards in a man-ner consistent with the Plan, except that Bonus Awards authorized by Article 8 hereof shall be granted and administered by the Chief Executive Officer in the case of any recipients who are not Officers or Covered Employees. The Committee shall have full power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; and, subject to the provisions of
Article 11 herein, to amend the terms and conditions of any outstanding Award. Further, the Committee shall have the full power to make all other determina-tions which it deems necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the terms of any Award or in the terms of the Plan, in the manner and to the extent it shall deem expedient. The Committee shall be the sole and final judge of such expediency, and its determinations shall be conclusive.

  3.3 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company and its shareholders, Employees and Participants, and the estates, ben-eficiaries or other representatives of any of the foregoing Persons.

  3.4 Unanimous Consent in Lieu of Meeting. A memorandum signed by all Commit-tee members shall constitute the act of the Committee without the necessity, in such event, of holding a meeting.

  3.5 Delegation and Reliance. The Committee may delegate to the officers or employees of the Company the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of this Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority to grant or amend an Award or with re-spect to substantive decisions or functions regarding this Plan or Awards as these relate to the material terms of Performance-Based Awards to Covered Em-ployees or to the timing, eligibility, pricing, amount or other terms (includ-ing the terms of Performance-Based Awards) of Awards to insiders. In making any determination or in taking or not taking any action under this Plan, the Board and the Committee may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

                                   ARTICLE 4
                           SHARES SUBJECT TO THE PLAN

  4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 here-in, the number of Shares hereby reserved for issuance to Participants pursuant to Awards granted under the Plan shall be the Shares reserved for issuance un-der the Company's 1993 Comprehensive Stock Incentive Plan (the "1993 Plan") in excess of the number of Shares as to which awards have already been granted un-der such 1993 Plan, plus any Shares as to which awards under the 1993 Plan may lapse, expire, terminate or be canceled. As of the Effective Date and at all times thereafter, no further awards shall be granted under the 1993 Plan; pro-vided, however, that any outstanding awards under the 1993 Plan shall continue to be outstanding and governed in accordance with the terms and conditions of the 1993 Plan. The Shares reserved for issuance to Participants pursuant to Awards granted under the Plan may be either authorized but unissued, treasury or reacquired Shares.

  4.2 Lapsed Awards. If any Award granted under this Plan terminates, expires, is canceled or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan unless the Partici-pant received the benefit of ownership of such Shares. Shares subject to Awards of Options which are canceled or with respect to which the Option Price is reduced shall not be available again for a grant intended to be a Performance-Based Award.

  4.3 Adjustments in Authorized Shares. In the event of any merger, reorganiza-tion, consolidation, recapitalization, separation, liquidation, stock dividend, spin-off, split-up, share combination or other change in the corporate struc-ture of the Company affecting the Shares, (a) such adjustment may be made in the number and class of Shares which may be delivered under Section 4.1 hereof and the Award limits under Section 4.1 hereof, and in the number and class of and/or price of Shares subject to outstanding Awards as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of existing rights; and (b) the Committee or, if an-other legal entity assumes the obligations of the Company hereunder, the board of directors, compensation committee or similar body of such other legal enti-ty, shall either (i) make appropriate provision for the protection of outstand-ing Awards by the substitution on an equitable basis of appropriate equity in-terests or awards similar to the Awards, provided that the substitution neither enlarges nor diminishes the value and rights under the Awards; or (ii) upon written notice to the Participants, provide that Awards will be exercised, dis-tributed, canceled or exchanged for value pursuant to such terms and conditions (including the waiver of any existing terms or conditions) as shall be speci-fied in the notice. Any adjustment of an Incentive Stock Option under this par-agraph shall be made in such a manner so as not to constitute a "modification" within the meaning of Section 424(h)(3) of the Code. No adjustment shall be made for cash dividends.

                                   ARTICLE 5
                         ELIGIBILITY AND PARTICIPATION

  5.1 Eligibility. Persons eligible to participate in this Plan include all Em-ployees of the Company, including Employees who are members of the Board, but excluding Directors who are not Employees.

  5.2 Actual Participation. Subject to the provisions of the Plan, and with the exception that Bonus Awards (other than those to Officers and Covered Employ-ees) shall be approved by the Chief Executive Officer, the Committee in its sole and absolute discretion may, from time to time, select from all eligible Employees, those key employees to whom Awards shall be granted and shall deter-mine the nature and amount of each Award. No Employee otherwise eligible under
Section 5.1 shall have any right to be granted an Award under this Plan.

  5.3 Employment. Nothing in the Plan or in any Award, Option Agreement, De-ferred Stock Agreement, Restricted Stock Agreement, Stock Appreciation Right or other Award shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time with or without cause, or to increase or decrease the Employee's compensation from the rate in existence at the time an Award is granted (subject to Section 10.6), and nothing in the Plan shall confer upon any Participant any right to continue in the employ of the Company.

                                   ARTICLE 6
                                 STOCK OPTIONS

  6.1 Award of Options. The Committee may award Incentive Stock Options, Non-qualified Stock Options or a combination thereof. No person shall be eligible to receive Incentive Stock Options who owns, directly or indirectly (as owner-ship is defined in Section 424(d) of the Code), more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

  6.2 Terms of Options. A grant of an Option shall be evidenced by an Option Agreement in form consistent with the Plan as the Committee shall approve from time to time (an "Option Agreement"). Such Option Agreements shall incorporate in substance the following terms and conditions of the Plan. In the case of a conflict, the terms of the Plan shall control.

    (a) Price. The Option Price for each Share deliverable upon the exercise of an Option shall be not less than the Fair Market Value of the stock as determined by the Committee on the date the Option is granted.

    (b) Number of Shares. The Option Agreement shall specify the number of Shares to which it pertains, subject to Section 10.4 hereof.

    (c) Exercise Dates. The Committee shall establish and set forth in the Option Agreement the date on and after which the Option may be exercised, which (unless otherwise approved by the Committee in accordance with the provisions of Rule 16b-3(d) under the Exchange Act in connection with or following the grant of the Option) shall be no earlier than six (6) months following the date of grant. To the extent that an Option to purchase Shares is not exercised by a Participant when it becomes initially exercis-able, it shall not expire but shall be carried forward and shall be exer-cisable at any time thereafter, provided, however, that no such Option shall be exercisable after the expiration of fifteen (15) years from the date such Option is awarded (or, in the case of an Incentive Stock Option, after the expiration of ten (10) years from the award date), or such shorter period of time as determined by the Committee upon the award of such Option. Partial exercise of an Option may be permitted.

    (d) Medium and Time of Payment. Shares purchased pursuant to an Option Agreement shall be paid for in full at the time of purchase, either upon a full or partial exercise of an Option subject to such Option Agreement. Such payment shall be made either in cash or its equivalent or, if re-quested by the Participant and approved by the Committee, by delivery of Shares having an aggregate Fair Market Value equal to the Option Price, in-cluding Shares received upon exercise of the Option. The Committee also may allow, if requested by the Participant and approved by the Committee, cashless exercise as permitted under the Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law. Upon receipt of payment the Company shall, without transfer or issue tax to the Participant or other Person entitled to exercise the Option, deliver to the Participant or such other Person either a stock cer-tificate or stock certificates for such Shares or confirmation from the transfer agent for the Shares that said transfer agent is holding Shares for the account of the Participant or such other Person in a certificateless account.

    (e) Rights as a Shareholder. The Participant shall have no rights as a shareholder with respect to any Shares covered by the Option until the date of issuance of a stock certificate or confirmation for such Shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date of issuance.

    (f) Non-Assignability of Option Rights. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution, and during the life of a Participant, the Option shall be exercisable only by the Participant; provided, however, that upon the Par-ticipant's request to the Committee and the Committee's subsequent approv-al, any Option that is not designated by the Committee as an Incentive Stock Option, may, to the extent permitted by the applicable Option Agree-ment, be assigned or transferred by the Participant to (and may be exercis-able by or on behalf of) one or more members of the Participant's immediate family or one or more trusts established for the exclusive benefit of one or more members of the Participant's immediate family. For this purpose, the term "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (in-cluding half-brothers and half-sisters), in-laws and persons so related by legal adoption. The transferee of any Option pursuant to this paragraph shall have the same rights and shall be subject to the same obligations with respect to the Option and the Shares subject to the Option as the Par-ticipant would have had or been but for the transfer, except that the transferee of any Option shall not assign or transfer that Option to anyone other than the Participant, except by will or by the laws of descent and distribution.

    (g) Effect of Leave of Absence, Termination of Employment or Death. In the event that a Participant during the Participant's lifetime goes on leave of absence for a period of greater than twelve (12) months, or ceases to be an Employee of the Company or of any Subsidiary for any reason, in-cluding Retirement (except a leave of absence approved by the Board or the Committee, as the case may be), any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of ninety (90) days (or, in the case of a Participant's Disability, within a period of one year) from the date on which the Participant ceased to be an Employee, or has been on leave for over twelve (12) months, but in no event after the expiration of the term for which the Option was granted; provided, however, that in the case of a Participant of a Nonqualified Stock Option who is an Approved Re-tiree, said Participant may exercise such Option until the sooner to occur of (i) the expiration of such Option in accordance with its original term or (ii) one year from the date on which the Option latest in time awarded to the Participant under the Plan has become fully exercisable under Sec-tion 6.2(c) above. For purposes of the proviso to the preceding sentence:

      (1) An "Approved Retiree" is any Participant who (A) retires from em-ployment with the Company with the specific approval of the Board or its designee on or after such date on which the total of the number of whole years of service with the Company (each such year to be a period of twelve (12) consecutive calendar months during which the Participant was paid for 1,200 or more hours of work), when added to the age of the Participant, equals or exceeds 75, and (B) has entered into an agree-ment not to Compete in form and substance satisfactory to the Company;

      (2) Any time period during which a Participant may continue to exer-cise an Option within clause (ii) of said proviso shall count in deter-mining compliance with any schedule pursuant to Section 6.2(c) above; and

      (3) If an Approved Retiree is subsequently found by the Company to have violated the provisions of the agreement not to Compete referred to in clause (1)(B) above, said Participant shall have ninety (90) days from the date of such finding within which to exercise any then exer-cisable Options.

    In the event of the death of a Participant during either (i) the three-month period described above for the exercise of an Option by a terminated Participant or by a Participant on leave for over twelve (12) months, or
  (ii) any period during which an Approved Retiree may exercise an Option, then, in either of such cases, the Option shall be exercisable by the Par-ticipant's personal representatives, heirs or legatees to the same extent and during the same period that the Participant could have exercised the Option if the Participant had not died. In the event of the death of a Par-ticipant while an Employee or Approved Retiree of the Company or of any Subsidiary, the total Option granted to the deceased Participant (but, in the case of an Employee, only if the required holding period has elapsed) shall be exercisable by the deceased Participant's personal representa-tives, heirs or legatees at any time prior to the expiration of one year from the date of the death of the Participant, but in no event after the expiration of the term for which the Option was granted.

    In the event that a Participant ceases to be an Employee of the Company or of any Subsidiary for any reason, including death or Retirement (except in the case of either (i) an extended leave of absence approved by the Com-mittee pursuant to Section 6.2(h) below, or (ii) an Approved Retiree) prior to the lapse of the required holding period, the Option shall terminate im-mediately and be void.

    (h) Extended Leave of Absence. In the case of an Employee who is on ap-proved leave of absence in excess of twelve (12) months, the Committee may, as it deems equitable, make provision for the continuance of an Option dur-ing the period of the leave of absence, except that in no event shall an Option be exercised after the expiration of the term for which such Option was granted.

    (i) General Restriction. Each Option shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as, for example, a condition of, or in connection with, the issu-ance or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

    (j) Designation of Option. Each Option issued under the Plan shall be clearly identified as an Incentive Stock Option or as a Nonqualified Stock Option.

    (k) Holding Period. Unless otherwise approved by the Committee in accor-dance with Rule 16b-3(d) under the Exchange Act in connection with or fol-lowing the grant of an Option, a Participant who is subject to Section 16 of the Exchange Act may not dispose of any Shares acquired as a result of an exercise of an Option un-til six (6) months after the date of the grant of such Option.

    (l) Additional Terms. Each Option shall be subject to such additional terms and conditions and provisions as the Committee may deem advisable, in its sole discretion, which are not inconsistent with the Plan or Rule 16b-3 under the Exchange Act, including, without limitation, restrictions upon the transfer of the Shares received upon exercise of the Option.

  6.3 Incentive Stock Options. The Committee may designate that any Options granted pursuant to the Plan shall be Incentive Stock Options, any such desig-nation to be subject to the following additional terms and conditions:

    (a) Exercised Options. No Option which has been exercised may retroac-tively be designated as an Incentive Stock Option.

    (b) Limitation on Date of Grant. No Incentive Stock Option shall be granted later than ten years from the date this Plan is adopted or, if ear-lier, the date this Plan is approved by the shareholders pursuant to Sec-tion 1.1 hereof, and no Incentive Stock Option shall be exercisable more than ten (10) years after the date it is granted.

    (c) Limitation on Annual Exercise. In the case of all Incentive Stock Op-tions granted hereunder, the aggregate Fair Market Value (determined at the time the Options are granted) of the Shares for which Incentive Stock Op-tions are exercisable for the first time by any individual during any cal-endar year (under plans of the Company and any of its Subsidiaries) shall not exceed $100,000.

    (d) Effect of Termination of Employment on Incentive Stock Options. All Incentive Stock Options shall terminate after the passage of ninety (90) days from the date of termination of a Participant's employment by the Com-pany or any of its Subsidiaries but in no event later than on their speci-fied expiration dates, except to the extent that such Incentive Stock Op-tions (or unexercised installments thereof) have been converted into Non-qualified Stock Options (in which case the provisions of Section 6.2(g) hereof shall control). Leave of absence with the written approval of the Committee shall not be considered a termination of employment under the Plan, provided that such written approval contractually obligates the Com-pany to continue the employment of the Employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such Participant's right to reemployment is guaranteed by statute or by contract.

    (e) Effect of Death or Disability on Incentive Stock Options. If a Par-ticipant ceases to be employed by the Company by reason of his death, any of such Participant's Incentive Stock Options may be exercised (to the ex-tent of the number of Shares with respect to which such Participant could have exercised such Incentive Stock Options on the date of the Partici-pant's death) by the Participant's estate, personal representative or bene-ficiary who has acquired the Incentive Stock Option by will or by the laws of descent and distribution, at any time prior to the earlier of (i) the date specified in the Incentive Stock Option Agreement, (ii) the Incentive Stock Option's specified expiration date or (iii) one year after the death of the Participant. If a Participant ceases to be em-ployed by the Company by reason of the Participant's Disability, the Par-ticipant shall have the right to exercise any Incentive Stock Option held by such Participant on the date of termination of employment (to the extent of the number of Shares with respect to which the Participant could have exercised such Incentive Stock Option on that date), at any time prior to the earlier of (i) the date specified in the Incentive Stock Option Agree-ment, (ii) the Incentive Stock Option's specified expiration date or, (iii) one year from the date of termination of the Participant's employment.

    (f) Adjustments. Any adjustment made pursuant to Section 4.3 hereof with respect to the Incentive Stock Options shall be made only after the Commit-tee, after consulting with the General Counsel of the Company, determines whether such adjustments would constitute a "modification" of such Incen-tive Stock Option (as such term is defined in Section 424(h)(3) of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Committee determines that such adjustments made with respect to Incentive Stock Options would constitute a "modifica-tion" of such Incentive Stock Options, the Committee may refrain from mak-ing such adjustments.

    (g) Notice to Company of Disqualifying Dispositions. Each Employee who receives an Incentive Stock Option agrees to notify the Company in writing immediately after the Employee makes a "disqualifying disposition" of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A "disqualifying disposition" is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Employee was granted the Incentive Stock Option, or (ii) one year after the date the Em-ployee acquired such Shares by exercising the Incentive Stock Option. If the Employee has died before such Shares are sold, these holding period re-quirements do not apply.

    (h) Conversion of Incentive Stock Options into Nonqualified Stock Op-tions; Termination of Incentive Stock Options. The Committee, at the writ-ten request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's Incentive Stock Options (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Nonqualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an Employee of the Company at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the Option Price of the appropriate installment of such Incentive Stock Options. At the time of such conversion, the Com-mittee (with the consent of the Participant) may impose such conditions on the exercise of the resulting Nonqualified Stock Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the provisions of Section 6.2 hereof or any other appli-cable Section hereof. Nothing in the Plan shall be deemed to give any Par-ticipant the right to have such Participant's Incentive Stock Options con-verted into Nonqualified Stock Options, and no such conversion shall occur unless and until the Committee takes appropriate action. The Committee, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such termination. The above provisions notwithstanding, the Committee shall not have discretion to take any action with respect to Incentive Stock Options intended to be qualified performance-based compensation which is inconsis-tent with Section 162(m) of the Code.

    (i) Compliance with Code. Any designation of an Option as an Incentive Stock Option and any related Option Agreement shall be subject to and con-tain such further terms and conditions as shall be necessary to comply with all provisions of the Code (including any regulations thereunder or inter-pretations thereof) which apply to Incentive Stock Options (as defined in
  Section 422(b) of the Code). In addition, the Committee may, with respect to any Option (and any related Option Agreement) granted hereunder which is designated as an Incentive Stock Option, adopt any amendment thereto which it may deem necessary or advisable to comply with the provisions of Section 422 of the Code.

  6.4 Performance-Based Awards. All Options granted under this Article 6 to Of-ficers or Covered Employees shall be treated as Performance-Based Awards sub-ject to the applicable restrictions of Article 10.

  6.5 No Replacement of Out-of-the-Money Options. The Committee shall not have the authority to cancel outstanding Options with an Option Price above the Fair Market Value of the Shares covered by such Options and issue substitute Options in replacement thereof.

                                   ARTICLE 7
                                RESTRICTED STOCK

  7.1 Award of Restricted Stock. Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may award Shares of Re-stricted Stock to Employees in such amounts, and bearing such restrictions, as the Committee shall determine.

  7.2 Restricted Stock Agreement. Each Restricted Stock Award shall be evi-denced by a Restricted Stock Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock awarded, and such other provisions as the Committee shall determine (a "Restricted Stock Agree-ment").

  7.3 Nature of Restrictions. The restrictions to be imposed on the Shares of Restricted Stock to be awarded shall be removed over or at the end of a period of years depending upon the fulfillment of conditions to be determined by the Committee, including, but not limited to: (i) continued employment with the Company over the Period of Restriction, (ii) the Participant's refraining from Competing with the Company or otherwise engaging in activities which are inimi-cal to the Company's best interests, (iii) Performance Goals consistent with
Section 162(m) of the Code, (iv) a requirement that the Participant pay a stip-ulated purchase price for each Share of Restricted Stock, (v) time-based re-strictions on vesting following the attainment of the Performance Goals, and/or
(vi) restrictions under applicable Federal or state securities laws.

  It is intended that the restrictions imposed by the Committee will, until re-moved, constitute a "substantial risk of forfeiture" of the Shares of Re-stricted Stock within the meaning of Section 83(c)(1) of the Code and Section 1.83-3 of the Federal Income Tax Regulations and are to be construed according-ly. If the conditions are not met, then any Shares that otherwise would be freed from the restrictions will be returned to the Company for cancellation.

  7.4 Nontransferability of Restricted Stock. Except as otherwise provided in this Article 7, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Agreement. Except as otherwise provided in this Article 7, all rights with respect to the Shares of Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant; provided, however, that upon the Partici-pant's request to the Committee and the Committee's subsequent approval, any Shares of Restricted Stock may, to the extent permitted by the applicable Re-stricted Stock Agreement, be assigned or transferred by the Participant to (and may be exercisable by or on behalf of) one or more members of the Participant's immediate family or one or more trusts established for the exclusive benefit of one or more members of the Participant's immediate family. For this purpose, the term "immediate family" means the Participant's children, stepchildren, grandchildren, parents, stepparents, grandparents, spouse, siblings (including half-brothers and half-sisters), in-laws and persons so related by legal adop-tion. The transferee of any such Shares of Restricted Stock pursuant to this paragraph shall have the same rights and shall be subject to the same obliga-tions with respect to the Shares of Restricted Stock as the Participant would have had or been but for the transfer, except that the transferee of any Shares of Restricted Stock shall not assign or transfer such Shares of Restricted Stock to anyone other than the Participant, except by will or by the laws of descent and distribution.

  7.5 Removal of Restrictions. Except as otherwise provided in this Article 7, Shares of Restricted Stock granted under the Plan shall become freely transfer-able by the Participant after the last day of the Period of Restriction appli-cable to such Shares.

  7.6 Voting Rights. During the Period of Restriction, Participants awarded Shares of Restricted Stock hereunder may exercise full voting rights with re-spect to those Shares.

  7.7 Dividends and Other Distributions. During the Period of Restriction, Par-ticipants awarded Shares of Restricted Stock hereunder shall be entitled to re-ceive all dividends and other distributions paid with respect to the underlying Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

  The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of an Award granted to a Covered Employee is designed to comply with the requirements of a Performance-Based Award, the Committee may apply any restrictions it deems appropriate to the payment of dividends de-clared with respect to Shares covered by such Award, such that the dividends and/or the Shares covered by such Award maintain eligibility as a Performance-Based Award.

  In the event that any dividend constitutes a "derivative security" or an "eq-uity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares with respect to which the dividend is paid.

  7.8 Termination of Employment. Except as determined otherwise by the Commit-tee at the time of grant, in the event a Participant's employment with the Com-pany is terminated because of (i) death, or (ii) Disability, the release of the Shares pursuant to this Article 7 shall nevertheless continue in the same man-ner as though his or her active employment with the Company were continuing; and the Participant's rights thereunder in case of death or mental incapacity shall inure to the benefit of his or her executors, administrators, personal representatives and assigns. In the event that a Participant's employment with the Company is terminated for any reason other than death or Disability during the Period of Restriction, such Participant's outstanding Restricted Shares shall be forfeited to the Company without payment, unless the Committee, in its sole discretion, determines otherwise.

                                   ARTICLE 8
                   BONUS AWARDS AND DEFERRED STOCK AGREEMENTS

  8.1 Awards of Bonus Awards and Deferred Stock Agreements. Subject to the terms and provisions of the Plan, the Chief Executive Officer may grant Bonus Awards to Employees who are not Officers or Covered Employees, the Committee may grant Bonus Awards to Officers or Covered Employees, and the Committee, in response to a recommendation from the Chief Executive Officer, may award a De-ferred Stock Agreement.

  8.2 Standard Bonus Awards. Bonus Awards may be used as a part of a management incentive program under which part of the annual performance bonus awarded to managers and other key employees is made in Shares. Shares covered by a Bonus Award are reserved for the benefit of the Employee who may elect to take either a Current Award or a Deferred Award, unless the Employee is classified by the Company as below Salary Grade 56, in which case only a Current Award will be available. Bonus Awards will be dated the second day of the January following the end of the fiscal year for which the Bonus Award is granted, or if the Company's fiscal year ends on January 2 or a later date, Bonus Awards for such fiscal year shall be dated the next day in January following the end of such fiscal year.

    (a) Method of Election. Each eligible Employee classified by the Company as Salary Grade 56 or above may elect, in writing, on a form to be fur-nished by the Company, to receive a Current Award or a Deferred Award. Each eligible Employee who does not elect to take a Deferred Award within the time designated by the Company will be granted a Current Award.

    (b) Deferred Award.

      (i) Vesting. The Shares granted in connection with a Deferred Award shall vest pro rata in ten (10) consecutive, approximately equal, an-nual installments commencing on the first anniversary of the date of the Bonus Award. All unvested Shares vest upon (A) termination of em-ployment after reaching age 55 with 10 years of service with the Compa-ny, (B) Retirement after 20 years of Company service, (C) Disability or
    (D) death. If employment terminates for any reason other than as set forth above, all unvested Shares are forfeited.

      (ii) Distribution of Shares. Vested Shares will be distributed to the Participant in ten (10) consecutive, approximately equal, annual in-stallments, or over such shorter period as the Participant may elect, commencing in the month of January coincident with or following the date the Participant terminates employment; provided, however, that to the extent permitted by Rule 16b-3 under the Exchange Act, the Partici-pant may elect to receive his or her vested Shares in a single payment which shall take place in the month of January coincident with or fol-lowing his or her termination. All elections made pursuant to this Sec-tion 8.2(b)(ii) shall be made in writing at the time the Bonus Award is granted. Upon the Participant's death, all undistributed vested Shares will be distributed in a single distribution to the Participant's des-ignated beneficiaries or, in absence of such beneficiaries, to the Par-ticipant's estate, unless the Committee in its sole discretion deter-mines otherwise.

    (c) Current Award.

      (i) Distribution of Shares. Shares subject to a Current Award will be distributed in ten (10) consecutive, approximately equal, annual in-stallments commencing one year after the date of the Bonus Award. If a Participant dies prior to distribution of all Shares in the Bonus Award, the remaining shares will be distributed in a single distribu-tion to the Participant's designated beneficiaries or, in absence of such beneficiaries, to the Participant's estate.

      (ii) Termination of Employment. Any undistributed Shares subject to a Current Award will be forfeited and the Bonus Award relating thereto terminated if a Participant's employment with the Company is terminated for any reason other than (A) termination of employment at or beyond age 55 with 10 years of service, (B) Retirement after 20 years of serv-ice, (C) Disability or (D) death. Any undistributed Shares not subject to forfeiture shall continue to be distributed to the Participant under the same distribution schedule which would have applied to those Shares if the Participant had not terminated employment, or over such shorter period as may be directed by the Committee (or its designee, in the case of Participants who are not Officers or Covered Employees).

      (iii) Cash Distribution in Lieu of Shares. Any Officer may request, with respect to any pending distribution of Shares under a Current Award, that in lieu of receiving Shares, a cash distribution be made in an amount equivalent to the Fair Market Value of such Shares on the date of such distribution. The Committee may grant or deny such request in its sole discretion.

    (d) Forfeiture. Shares not yet distributed under Current Awards and De-ferred Awards will be forfeited in the event any of the following condi-tions occurs:

      (i) The Participant Competes with the Company, without obtaining the Company's written consent;

      (ii) The Participant commits any criminal offense or malicious tort relating to or against the Company; or

      (iii) The Participant fails to provide the Committee or its designee with a current address where the Bonus Award may be distributed.

  8.3 Deferred Stock Agreements. Upon approval by the Committee, the Company may enter into a Deferred Stock Agreement with a Participant, which Deferred Stock Agreement shall be subject to the following conditions and to such other conditions as the Committee may determine:

    (a) Vesting. Shares of Deferred Stock subject to a Deferred Stock Agree-ment vest in pro rata annual installments until age 65 or over a specified number of years as determined by the Committee at the date of the Deferred Stock Agreement. If the Participant's employment with the Company is termi-nated for any reason, including death, Disability or Retirement, all Shares not vested will be forfeited and the Deferred Stock Agreement terminated.

    (b) Distribution of Shares. Vested Shares of Deferred Stock subject to a Deferred Stock Agreement will be distributed to the Participant in ten con-secutive, approximately equal, annual installments, or over such shorter period as the Committee may direct. Such distribution shall commence on January 2 coincident with or following the date (i) of the Retirement of the Participant, (ii) of the Disability of the Participant or (iii) on which the Participant attains age 65 and is no longer employed by the Com-pany. Upon the Participant's death, all undistributed vested Shares will be distributed in one distribution to the deceased Participant's designated beneficiaries or, in absence of such beneficiaries, to the Participant's estate, unless the Committee in its sole discretion determines otherwise.

    (c) Forfeiture. Shares not yet distributed under a Deferred Stock Agree-ment shall be forfeited, and the Deferred Stock Agreement terminated, in the event any of the following conditions occurs:

      (i) The Participant Competes with the Company, without obtaining the Company's written consent;

      (ii) The Participant commits any criminal offense or malicious tort relating to or against the Company; or

      (iii) The Participant fails to provide the Company with a current ad-dress where the Shares may be distributed.

  8.4 Assignment. A Participant's rights under a Deferred Stock Agreement or Bonus Award may not, without the Company's written consent, be assigned or oth-erwise transferred, nor shall they be subject to any right or claim of a Par-ticipant's creditors, provided that the Company may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Com-pany, against the value of Shares to be distributed under Deferred Stock Agree-ments and Bonus Awards.

  8.5 Lump Sum Payments. Notwithstanding anything in the Plan to the contrary, any Participant entitled upon termination of employment to receive a distribu-tion pursuant to this Article 8, the amount of which distribution has a total Fair Market Value at the time of such termination of $3,000.00 or less, shall receive such distribution in one lump sum as soon as possible following termi-nation of employment.

                                   ARTICLE 9
                                  OTHER AWARDS

  9.1 Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights to Employees in such amounts, at such times and upon such conditions as the Committee shall deter-mine. A "Stock Appreciation Right" is an Award in the form of a right to re-ceive, upon surrender of the right, but without other payment, an amount based on appreciation in the value of Shares over a base price established in the Award, payable in cash, Shares or such other form or combination of forms of payout, at times and upon conditions as may be approved by the Committee. The minimum base price of a Stock Appreciation Right granted under this Plan shall be not less than the lowest of the Fair Market Value of the underlying Shares on the date the Stock Appreciation Right is granted or, if the base price of a Stock Appreciation Right is reduced by amendment, the Fair Market Value of the Shares on the date of the amendment, or, in the case of a Stock Appreciation Right related to an Option (whether already outstanding or concurrently grant-ed), the Option Price of the related Option. All Stock Appreciation Rights granted at a base price not less than Fair Market Value on the date of grant shall be treated as Performance-Based Awards subject to the applicable restric-tions under Article 10.

  9.2 Other Stock-Based Awards. The Committee may from time to time grant Awards under this Plan that provide the Participant with Shares or the right to purchase Shares or provide other incentive Awards (including, but not limited to, phantom stock or units, performance stock or units, bonus stock, dividend equivalent units or similar securities or rights) that have a value derived from the value of, or an exercise or conversion privilege at a price related to, or that are otherwise payable in, Shares. Such stock-based Awards shall be in a form determined by the Committee, provided that the stock-based Awards shall not be inconsistent with the other express terms of this Plan. All stock-based Awards under this Article 9 to Covered Employees that are either granted or become vested, exercisable or payable based on attainment of one or more of the Performance Goals shall only be granted as Performance-Based Awards under
Article 10.

  9.3 Assignment. A Participant's rights to Stock Appreciation Rights and stock-based Awards granted under this Article 9 may not, without the Company's written consent, be assigned or otherwise transferred, nor shall they be sub-ject to any right or claim of a Participant's creditors, provided that the Com-pany may offset any amounts owing to or guaranteed by the Company, or owing to any credit union related to the Company, against the value of Stock Apprecia-tion Rights and stock-based Awards to be distributed under this Plan.

                                   ARTICLE 10
                         PERFORMANCE-BASED COMPENSATION

  10.1 Performance-Based Awards. Without limiting the generality of the forego-ing, any of the type of Awards available under this Plan may be granted to Cov-ered Employees as awards that satisfy the requirements for "performance-based compensation" within the meaning of Section 162(m) of the Code ("Performance-Based Awards"), the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance

Goals relative to preestablished targeted levels (based on the performance mea-sures described in Section 10.3 hereof) on a Company-wide, business unit and/or individual basis. Notwithstanding anything contained in this Article 10 to the contrary, any Option or Stock Appreciation Right shall be subject only to the requirements of Sections 10.2 and 10.4 below in order for such Awards to sat-isfy the requirements for Performance-Based Awards under this Article 10. With the exception of any Option or Stock Appreciation Right, an Award that is in-tended to satisfy the requirements of this Article 10 shall be designated as a Performance-Based Award at the time of grant.

  10.2 Eligible Class. The eligible class of persons for Awards under this Ar-ticle 10 shall be all Employees.

  10.3 Performance Measures. Unless and until the Committee proposes for share-holder vote and shareholders approve a change in the general performance mea-sures set forth in this Section 10.3, the attainment of which may determine the degree of grant, exercisability, payout and/or vesting with respect to Awards (other than Options and Stock Appreciation Rights) granted to Covered Employees which are designed to qualify as Performance-Based Awards, the performance mea-sure(s) to be used for purposes of such Awards shall be chosen by the Committee from among the following alternatives:

    (a)Consolidated cash flows,

    (b)Consolidated financial reported earnings,

    (c)Consolidated economic earnings,

    (d)Earnings per share,

    (e)Earnings as a percentage of average capital,

    (f)Earnings as a multiple of interest expense,

    (g)Business unit financial reported earnings,

    (h)Business unit economic earnings,

    (i)Business unit cash flows,

    (j)Appreciation in the Fair Market Value of Shares either alone or as measured against the performance of the stocks of a group of companies ap-proved by the Committee,

    (k)Total capital invested in assets, and

    (l)Capital invested in assets subject to the strategic alliance with Marriott International, Inc.

  In the event that applicable tax and/or securities laws permit the Committee discretion to alter the governing performance measures without obtaining share-holder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which do not qualify for the Performance-Based Awards or to make modifications that would not satisfy the requirements to qualify as Performance-Based Awards, the Committee may make such grants or modifications without satisfying the require-ments of Section 162(m) of the Code.

  The specific performance target(s) with respect to Performance Goal(s) must be established by the Committee in advance of the deadlines applicable under
Section 162(m) of the Code and while the performance relating to the Perfor-mance Goal(s) remains substantially uncertain.

  10.4 Individual Limit. The maximum number of Shares that are issuable under Options, Stock Appreciation Rights, Restricted Stock or other stock-based Awards that are granted as Performance-Based Awards with respect to any single calendar year to any Participant who is a Covered Employee shall not exceed 2,000,000, either individually or in the aggregate, subject to adjustment as provided in Section 4.3. If a Performance-Based Award permits Shares to be is-sued in more than one year, only the Shares which are issuable in a given year shall be counted for the purpose of calculating the limitation imposed by the immediately preceding sentence with respect to such year. Awards that are can-celed or repriced during the year shall be counted against this limit to the extent required by Section 162(m) of the Code.

  10.5 Committee Certification. Before any Performance-Based Award under this
Article 10 (other than Options and Stock Appreciation Rights) is paid, the Com-mittee must certify in writing (by resolution or otherwise) that the applicable Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied.

  10.6 Terms and Conditions of Awards; Committee Discretion to Reduce Perfor-mance Awards. The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with the terms of this Plan and Section 162(m) of the Code, on the payment of individual Performance-Based Awards under this Article 10. To the extent set forth in an Award agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discre-tion), as the Committee may impose; provided, however, that Awards which are designed to qualify as Performance-Based Awards, and which are held by Covered Employees, may not be adjusted upward (the Committee may retain the discretion to adjust such Awards downward).

  10.7 Adjustments for Material Changes. In the event of (i) a change in corpo-rate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under generally ac-cepted accounting principles, or (iii) any material change in accounting poli-cies or practices affecting the Company and/or the Performance Goals or tar-gets, then, to the extent any of the foregoing events (or a material effect thereof) was not anticipated at the time the targets were set, the Committee may make adjustments to the Performance Goals and/or targets, applied as of the date of the event and based solely on objective criteria, so as to neutralize, in the Committee's judgment, the effect of the event on the applicable Perfor-mance-Based Award.

  10.8 Interpretation. Except as specifically provided in this Article 10, the provisions of this Article 10 shall be interpreted and administered by the Com-mittee in a manner consistent with the requirements for exemption of Perfor-mance-Based Awards granted to Covered Employees as "performance-based compensa-tion" under Section 162(m) of the Code and regulations and other interpreta-tions issued by the Internal Revenue Service thereunder.

  10.9 Financial and Accounting Terms. Except as otherwise expressly provided or the context otherwise requires, financial and accounting terms, listed herein as Performance Goals, are used as defined for purposes of, and shall be determined in accordance with, generally accepted accounting principles and as derived from the audited consolidated financial statements of the Company, pre-pared in the ordinary course of business.

                                   ARTICLE 11
                           SPECIAL RECOGNITION AWARDS

  Subject to the terms and conditions of the Plan, the Committee (in the case of Officers) or its designee (in the case of Participants who are not Officers) may, at any time and from time to time, grant Special Recognition Awards to Em-ployees in such amounts and upon such conditions as the Committee or its desig-nee, as applicable, shall determine. If a Special Recognition Award is in the form of Shares, then such Shares shall become freely transferable by the Par-ticipant on the date of grant of such Special Recognition Award or on such other date as the Committee or its designee, as applicable, shall determine. If a Special Recognition Award is in the form of an option to purchase Shares, then the terms and conditions for the exercise of such option (including, but not limited to, the exercise price, vesting, expiration, manner of exercise, etc.) shall be such as the Committee or its designee, as applicable, shall de-termine; provided, however, that the exercise price for each Share deliverable upon the exercise of an option granted as a Special Recognition Award pursuant to this Article 11 shall not be less than the Fair Market Value of the stock as determined by the Committee or its designee, as applicable, on the date such Special Recognition Award is granted.

                                   ARTICLE 12
                    AMENDMENT, MODIFICATION AND TERMINATION

  12.1 Amendment, Modification and Termination. The Committee may terminate, amend or modify the Plan. Termination, amendment or modification of the Plan may be in response to changes in the Code, the Exchange Act or national securi-ties exchange regulations, or for other reasons deemed appropriate by the Com-mittee. However, without the requisite approval of the shareholders of the Com-pany, no such termination, amendment or modification may:

    (a) Materially increase the total number of Shares which may be issued under this Plan, or the total number of Shares for which Options may be granted under this Plan, except as provided in Section 4.3 hereof; or

    (b) Materially modify the requirements as to eligibility for participa-tion in the Plan; or

    (c) Extend the maximum period after the date of grant during which Op-tions may be exercised; or

    (d) Change the provisions of the Plan regarding Option Price or the exer-cise of Options, except as provided in Section 4.3 or Section 6.2 hereof or modify the Plan in a manner inconsistent with Rule 16b-3 under the Exchange Act, Sections 422-424 of the Code or Section 162(m) of the Code.

  The termination or any modification or amendment of the Plan shall not, with-out the consent of the Participant, affect a Participant's rights under an Award previously granted to the Participant; provided, however, that in the event of a transaction described in Section 4.3 hereof, the authority of the Committee (or, if another legal entity assumes the obligations of the Company hereunder, of the board of directors, compensation committee or similar body of such other legal entity, as applicable) in taking the actions permitted or re-quired by Section 4.3 hereof shall not be eliminated or diminished in any way by this sentence. With the consent of the affected Participant, the Committee may amend an outstanding Award agreement in a manner consistent with the Plan.

                                   ARTICLE 13
                                TAX WITHHOLDINGS

  The Company shall have the power and the right to deduct or withhold, or re-quire a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant's FICA obligation), required by law or regulation to be withheld with respect to any grant, exer-cise or payment made under or with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, the distribution of Deferred Stock or upon any other taxable event arising as a result of Awards granted hereunder, the Company may require, or the Committee may permit a Par-ticipant to elect, that the withholding requirement be satisfied, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. Any election by a Participant shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole dis-cretion, deems appropriate.

                                   ARTICLE 14
                                INDEMNIFICATION

  Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably in-curred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judg-ment in any such action, suit or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend the same on his or her own behalf. The foregoing right of indemnification shall not be ex-clusive of any other rights of indemnification to which such Persons may be en-titled under the Company's Certificate of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 15
                                   SUCCESSORS

  All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the exist-ence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

                                   ARTICLE 16
                              REQUIREMENTS OF LAW

  16.1 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities ex-changes as may be required.

  16.2 Governing Law. To the extent not preempted or otherwise governed by Fed-eral law, the Plan, and all agreements hereunder, shall be construed in accor-dance with and governed by the laws of the State of Maryland.

  16.3 Plan Construction. It is the intent of the Company that this Plan sat-isfy and be interpreted in a manner that complies with the applicable require-ments of Rule 16b-3 or its successors under the Exchange Act so that insiders will be entitled to the benefits of Rule 16b-3 or other exemptive rules under
Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpretation of the Plan shall be avoided.

                                                                      APPENDIX B

                           HOST MARRIOTT CORPORATION
                            NON-EMPLOYEE DIRECTORS'
                        DEFERRED STOCK COMPENSATION PLAN

                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

  1.1 Purpose. The Host Marriott Corporation Non-Employee Directors' Deferred Stock Compensation Plan (the "Plan") is intended to advance the interests of the Company and its shareholders by providing a means to attract and retain highly-qualified persons to serve as non-employee Directors and to promote own-ership by non-employee Directors of a greater proprietary interest in the Com-pany, thereby aligning such Directors' interests more closely with the inter-ests of shareholders of the Company.

  1.2 Effective Date. This Plan shall become effective November 3, 1994, the date approved by the Board of Directors, subject to approval of the sharehold-ers of the Company by the affirmative vote of a majority of Shares present, or represented, and entitled to vote on the subject matter, at the 1995 Annual Meeting of Shareholders of the Company at which a quorum is present.

                                   ARTICLE II
                                  DEFINITIONS

  The following terms shall be defined as set forth below:

  2.1 "Board" means the Board of Directors of the Company.

  2.2 "Committee" has the meaning set forth in Section 4.1.

  2.3 "Company" means Host Marriott Corporation, a Delaware corporation, or any successor thereto.

  2.4 "Deferral Date" has the meaning set forth in Section 6.4.

  2.5 "Director" means any individual who is a member of the Board.

  2.6 "Director Stock Awards" means the stock awards described in Article VII of this Plan.

  2.7 "Disability" means a disability rendering a Director incapable of per-forming Board service as determined by the Company.

  2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include rules thereunder and successor provisions and rules thereto.

  2.9 "Fair Market Value" means the average of the highest and lowest quoted selling prices for the Shares on the relevant date, or (if there were no sales on such date) the average so computed on the nearest day before and the nearest day after the relevant date, as reported in The Wall Street Journal or a simi-lar publication selected by the Committee.

  2.10 "Fees" means all or part of any retainer and/or fees payable to a non-employee Director in his or her capacity as a Director.

  2.11 "Participant" means a Director who is not employed by the Company and who is approved by the Board to participate in this Plan.

  2.12 "Plan" has the meaning set forth in Section 1.1.

  2.13 "Secretary" means the Corporate Secretary or any Assistant Corporate Secretary of the Company.

  2.14 "Shares" means shares of the common stock of Host Marriott Corporation, par value $1.00 per share, or of any successor corporation adopting this Plan.

  2.15 "Special One-Time Director Stock Awards" means the stock awards de-scribed in Article IX of this Plan.

  2.16 "Stock Units" means the credits to a Participant's Stock Unit Account under Article VI of this Plan, each of which represents the right to receive one Share upon settlement of the Stock Unit Account.

  2.17 "Stock Unit Account" means the bookkeeping account established by the Company pursuant to Section 6.4.

  2.18 "Termination of Service" means termination of service as a Director in any of the following circumstances:

    (a) Where the Participant voluntarily resigns or retires;

    (b) Where the Participant is not re-elected (or elected in the case of an appointed Director) to the Board by the shareholders; or

    (c) Where the Participant dies.

  2.19 "Year of Service" means service as a Director for a twelve (12) consecu-tive month period commencing on the date on which the Director is first elected or appointed to the Board of Directors.

                                  ARTICLE III
                        SHARES AVAILABLE UNDER THE PLAN

  Subject to adjustment as provided in Article XII, the maximum number of Shares that may be distributed in settlement of Stock Unit Accounts under this Plan shall not exceed 500,000. Such Shares may include authorized but unissued Shares or treasury Shares.

                                   ARTICLE IV
                                 ADMINISTRATION

  4.1 This Plan shall be administered by the Board's Compensation Policy Com-mittee (the "Committee"), or such other committee which shall be composed of "Non-Employee Directors" within the meaning of Rule 16b-3 under the Exchange Act as may be designated by the Board. Notwithstanding the foregoing, no Direc-tor who is a Participant under this Plan shall participate in any determination relating solely or primarily to his or her own Shares, Stock Units or Stock Unit Account.

  4.2 It shall be the duty of the Committee to administer this Plan in accor-dance with its provisions and to make such recommendations of amendments or otherwise as it deems necessary or appropriate.

  4.3 The Committee shall have the authority to make all determinations it deems necessary or advisable for administering this Plan, subject to the limi-tations in Section 4.1 and other explicit provisions of this Plan.

                                   ARTICLE V
                                  ELIGIBILITY

  5.1 Each Director who is not an employee of the Company shall be eligible to defer Fees under Article VI of this Plan and to receive Director Stock Awards under Article VII of this Plan.

  5.2 If such Director subsequently becomes an employee of the Company (or any of its subsidiaries), but does not incur a Termination of Service, such Direc-tor shall (a) continue as a Participant with respect to Fees previously de-ferred and (b) cease eligibility with respect to all future Fees, if any, earned while an employee and with respect to any further Director Stock Awards.

                                   ARTICLE VI
                  DEFERRAL ELECTIONS IN LIEU OF CASH PAYMENTS

  6.1 General Rule. Each Director may, in lieu of receipt of Fees, defer such Fees in accordance with this Article VI, provided that such Director is eligi-ble under Article V of this Plan to defer such Fees at the date any such Fees are otherwise payable.

  6.2 Timing of Election. Each eligible Director who wishes to defer Fees under this Plan must make an irrevocable written election prior to the start of the calendar year for which the Fees would otherwise be paid; provided, however, that with respect to (a) any elections made by Directors in 1995, and (b) any election made by a newly-elected or appointed Director, the following special rule shall apply: The election must be made prior to the date the deferred Fees could otherwise have been payable to the Director. An election by a Director shall be deemed to be continuing and therefore applicable to Fees to be paid in future years unless the Director revokes or changes such election by filing a new election form prior to the start of the calendar year for which the Fees would otherwise be paid.

  6.3 Form of Election. An election shall be made by completing and filing the specified election form with the Secretary of the Company within the period de-scribed in Section 6.2. At minimum, the form shall require the Director to specify the following:

    (a) a percentage (in 25% increments), not to exceed an aggregate of 100% of the Fees to be deferred under this Plan; and

    (b) the manner of settlement in accordance with Section 8.2.

In the event Directors' Fees are increased or decreased during any calendar year, a Participant's election in effect for such year will apply to the speci-fied percentage of Fees as increased or decreased.

  6.4 Establishment of Stock Unit Account. The Company will establish a Stock Unit Account for each Participant. All Fees deferred pursuant to this Article VI shall be credited to the Participant's Stock Unit Account as of the date the Fees would otherwise have been paid to the Participant (the "Deferral Date") and converted to Stock Units as follows: The number of Stock Units shall equal the deferred Fees divided by the Fair Market Value of a Share on the Deferral Date, with fractional units calculated to at least three (3) decimal places.

  6.5 Credit of Dividend Equivalents. As of each dividend payment date with re-spect to Shares, each Participant shall have credited to his or her Stock Unit Account an additional number of Stock Units equal to (a) the per-share cash dividend payable with respect to a Share on such dividend payment date, (b) multiplied by the number of Stock Units held in the Stock Unit Account as of the close of business on the record date for such dividend, (c) divided by the Fair Market Value of a Share on such dividend payment date. If dividends are paid on Shares in a form other than cash, then such dividends shall be notionally converted to cash, if their value is readily determinable, and cred-ited in a manner consistent with the foregoing formula and, if their value is not readily determinable, shall be credited "in kind" to the Participant's Stock Unit Account.

                                  ARTICLE VII
                             DIRECTOR STOCK AWARDS

  7.1 Qualification and Amount. Participants will be entitled to receive an an-nual Director Stock Award equal to seven hundred and fifty (750) Shares. The Director Stock Awards will be effective immediately following each annual meet-ing of the Shareholders of the Company commencing with the annual meeting on May 14, 1997.

  7.2 Vesting. A Participant's annual Director Stock Award will be fully vested and nonforfeitable when granted.

                                  ARTICLE VIII
              SETTLEMENT OF STOCK UNITS AND DIRECTOR STOCK AWARDS

  8.1 Settlement of Account. The Company will settle a Participant's Stock Unit Account in the manner described in Section 8.2 as soon as administratively fea-sible following notification of such Participant's Termination of Service.

  8.2 Payment Options. An election filed under Article VI shall specify whether the Participant's Stock Unit Account is to be settled by delivering to the Par-ticipant (or his or her beneficiary) the number of Shares equal to the number of whole Stock Units then credited to the Participant's Stock Unit Account, in
(a) a lump sum, or (b) substantially equal annual installments over a period not to exceed ten (10) years. If, upon lump sum distribution or final distribu-tion of an installment, less than one whole Stock Unit is credited to a Partic-ipant's Stock Unit Account, cash will be paid in lieu of fractional shares on the date of such distribution.

  8.3 Continuation of Dividend Equivalents. If payment of Stock Units is de-ferred and paid in installments, the Participant's Stock Unit Account shall continue to be credited with dividend equivalents as provided in Section 6.5.

  8.4 In Kind Dividends. If any "in kind" dividends were credited to the Par-ticipant's Stock Unit Account under Section 6.5, such dividends shall be pay-able to the Participant in full on the date of the first distribution of Shares under Section 8.2.

  8.5 Conversion and Payment of Director Stock Awards. The Company will convert Director Stock Awards into Shares upon a Participant's Termination of Service. The Company will distribute Director Stock Awards, pursuant to the Partici-pant's written, irrevocable election submitted in advance of the grant of each Director Stock Award, in either (a) one lump-sum distribution or (b) substan-tially equal annual installments over a ten (10) year period.

  8.6 Voting and Dividend Rights. A Participant will have voting and dividend rights with respect to the Shares attributable to the conversion of Director Stock Awards once converted in accordance with Section 8.5 whether or not some or all of the Shares have been distributed to the Participant.

                                   ARTICLE IX
                     SPECIAL ONE-TIME DIRECTOR STOCK AWARDS

  9.1 Special One-Time Director Stock Awards. Subject to Section 9.2, Partici-pants who are Directors as of May 1, 1997, will receive a Special One-Time Di-rector Stock Award as follows:

                                                             SPECIAL ONE-TIME
       NAME OF DIRECTOR                                    DIRECTOR STOCK AWARD
       ----------------                                    --------------------
     R. Theodore Ammon....................................     4,000 Shares
     Robert M. Baylis.....................................     7,000 Shares
     Ann Dore McLaughlin..................................     7,000 Shares
     Harry L. Vincent, Jr. ...............................     7,000 Shares

  9.2 Vesting. An eligible Participant's Special One-Time Director Stock Award will become vested and nonforfeitable with respect to ten percent (10%) of the Special One-Time Director Stock Award for each Year of Service completed by such Participant, including Years of Service prior to the date of grant of the Special One-Time Director Stock Award. A Participant's Special One-Time Direc-tor Stock Award will become fully vested and nonforfeitable upon the Partici-pant's death or Disability.

  9.3 Conversion and Payment of Special One-Time Director Stock Awards. The Company will convert Special One-Time Director Stock Awards into Shares upon an eligible Participant's Termination of Service. The Company will distribute Spe-cial One-Time Director Stock Awards, pursuant to the Participant's written, ir-revocable election submitted to the Secretary of the Company by May 14, 1997, in either (a) one lump-sum distribution or (b) substantially equal annual in-stallments over a ten (10) year period.

                                   ARTICLE X
                                UNFUNDED STATUS

  The interest of each Participant in any Fees deferred under this Plan (and any Stock Units or Stock Unit Account relating thereto) or in any Director Stock Award or in any Special One-Time Director Stock Award shall be that of a general creditor of the Company. Stock Unit Accounts, and Stock Units (and, if any, "in kind" dividends) credited thereto, Director Stock Awards and Special One-Time Director Stock Awards shall at all times be maintained by the Company as bookkeeping entries evidencing unfunded and unsecured general obligations of the Company.

                                   ARTICLE XI
                           DESIGNATION OF BENEFICIARY

  Each Participant may designate, on a form provided by the Committee, one or more beneficiaries to receive the Shares described in Sections 8.2, 8.5 or 9.3 in the event of such Participant's death. The Company may rely upon the benefi-ciary designation last filed with the Committee, provided that such form was executed by the Participant or his or her legal representative and filed with the Committee prior to the Participant's death.

                                  ARTICLE XII
                             ADJUSTMENT PROVISIONS

  In the event any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, or similar corporate transaction or event affects Shares such that an adjustment is determined by the Board or Com-mittee to be appropriate to prevent dilution or enlargement of Participants' rights under this Plan, then the Board or Committee will, in a manner that is proportionate to the change to the Shares and is otherwise equitable, adjust the number or kind of Shares to be delivered upon settlement of Stock Unit Ac-counts, Director Stock Awards or Special One-Time Director Stock Awards under Articles VIII or IX.

                                  ARTICLE XIII
                               PLAN CONSTRUCTION

  It is the intent of the Company that this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act in the connection with the deferral of Fees so that Participants will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. Any contrary interpre-tation of the Plan shall be avoided.

                                  ARTICLE XIV
                               GENERAL PROVISIONS

  14.1 No Right to Continue as a Director. Nothing contained in this Plan will confer upon any Participant any right to continue to serve as a Director.

  14.2 No Shareholder Rights Conferred. Except for dividend equivalents under
Section 6.5 and voting and dividend rights under Section 8.6, nothing contained in this Plan will confer upon any Participant any rights of a shareholder of the Company unless and until Shares are in fact converted, issued or trans-ferred to such Participant in accordance with Article VIII.

  14.3 Change to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's share-holders at the next annual meeting of shareholders having a record date after the date such action was taken if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or auto-mated quotation system on which the Shares may then be listed or quoted or if the Board determines in its discretion to seek such shareholder approval.

  14.4 Consideration. The consideration for Shares issued or delivered in lieu of payment of Fees will be the Director's service during the period to which the Fees paid in the form of Shares related.

  14.5 Compliance with Laws and Obligations. The Company will not be obligated to issue or deliver Shares in connection with this Plan in a transaction sub-ject to the registration requirements of the Securities Act of 1933, as amend-ed, or any other federal or state securities law, any requirement under any listing agreement between the Company and any national securities exchange or automated quotation system or any other laws, regulations or contractual obli-gations of the Company, until the Company is satisfied that such laws, regula-tions and other obligations of the Company have been complied with in full. Certificates representing Shares delivered under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any re-quirement that a legend or legends be placed thereon.

  14.6 Limitations on Transferability. Stock Units, Director Stock Awards, Spe-cial One-Time Director Stock Awards and any other right under the Plan that may constitute a "derivative security" as generally defined in Rule 16a-1(c) under the Exchange Act will not be transferable by a Participant except by will or the laws of descent and distri-bution (or to a designated beneficiary in the event of a Participant's death); provided, however, that such rights may be transferred to one or more trusts or other beneficiaries during the lifetime of the Participant in connection with the Participant's estate planning, but only if and to the extent then permitted under Rule 16b-3 and consistent with the registration of the offer and sale of Shares on Form S-8 or a successor registration form of the Securities and Ex-change Commission. Stock Units, Director Stock Awards, Special One-Time Direc-tor Stock Awards and other rights under the Plan may not be pledged, mortgaged, hypothecated or otherwise encumbered, and shall not be subject to the claims of creditors.

  14.7 Governing Law. The validity, construction and effect of the Plan and any agreement hereunder will be determined in accordance with the Delaware General Corporation Law, to the extent applicable, other laws (including those gov-erning contracts) of the State of Maryland, without giving effect to principles of conflicts of laws, and applicable federal law.

  14.8 Plan Termination. Unless earlier terminated by action of the Board or Executive Committee of the Board, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan.

                         ANNUAL MEETING OF SHAREHOLDERS
                          OF HOST MARRIOTT CORPORATION

 The 1997 Annual Meeting of Shareholders of Host Marriott Corporation will be held on Wednesday, May 14, 1997 at The Ritz-Carlton, Marina del Rey, located at 4375 Admiralty Way in Marina del Rey, California. The meeting will begin at 11:00 a.m. in Salon III of the Ritz-Carlton Ballroom, with a continental breakfast beginning at 10:00 a.m. being provided to shareholders attending the meeting. Doors to the meeting will open at 10:30 a.m.

 A special "Shareholder Annual Meeting" rate is offered at the hotel for Tuesday, May 13, 1997, the night before the meeting. A limited number of rooms is available for this special rate of $180.00, single or double occupancy. To receive this special rate, please call the hotel directly prior to April 30, 1997 and ask for the Host Marriott Corporation "Shareholder Annual Meeting" rate for May 13. Applicable taxes and gratuities will be additional and reservations are required in advance. This discount may not be used in conjunction with any other discount, coupon or group rate.

                        THE RITZ-CARLTON, MARINA DEL REY
                               4375 ADMIRALTY WAY
                        MARINA DEL REY, CALIFORNIA 90292
                           TELEPHONE: (310) 823-1700

 Directions to the hotel:

 FROM LOS ANGELES INTERNATIONAL AIRPORT: Take Sepulveda Boulevard North out of Los Angeles International Airport and immediately get into the left lane. Take Lincoln Boulevard North and proceed for approximately 5 miles. Turn left onto Fiji Way. Turn right onto Admiralty Way and continue for approximately one mile. The Ritz-Carlton, Marina del Rey, will be located on your left (the first high-rise building).

 FROM THE 405 FREEWAY (NORTH OR SOUTH): Take the 90 Freeway West (Marina del Rey Freeway) until it ends. Turn left onto Lincoln Boulevard and immediately get into the right lane. Turn right onto Bali Way. Turn right onto Admiralty Way and continue for approximately one-half mile. The Ritz-Carlton, Marina del Rey, will be located on your left (the first high-rise building).

                           HOST MARRIOTT CORPORATION
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD WEDNESDAY, MAY 14, 1997, 11:00 A.M.


           The undersigned appoints Richard E. Marriott and Terence C. Golden as Proxies. Each shall have power to appoint his substitute. They are authorized to represent and vote, as designated on the reverse side, all shares of Host Marriott Corporation common stock held of record by the undersigned on March 28, 1997 at the Annual Meeting of Shareholders to be held on May 14, 1997, or any adjournment thereof. The board of Directors recommends votes FOR proposals 1, 2, 3, 4, and 5 and AGAINST proposal 6.

Nominees for election as directors for       COMMENTS OR CHANGE OF ADDRESS
three-year terms expiring at the 2000     --------------------------------------
Annual Meeting:                           --------------------------------------
                                          --------------------------------------
                                          --------------------------------------
                 Robert M. Baylis         (If you have written in the above
                 Terence C. Golden        space, please mark the corresponding
                 Ann Dore McLaughlin      box on the reverse side of this card)

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE     [SEE REVERSE
                                                                     SIDE]
--------------------------------------------------------------------------------
                            Detach Proxy Card Here
                                     [LOGO]

                                 HOST MARRIOTT
                                  CORPORATION
                              10400 Fernwood Road
                         Bethesda, Maryland 20817-1109
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD WEDNESDAY, MAY 14, 1997

April 3, 1997

The Annual Meeting of Shareholders of Host Marriott Corporation (the "Company") will be held on Wednesday, May 14, 1997, at 11:00 a.m. in Salon III of the Ritz-Carlton Ballroom in The Ritz-Carlton, Marina del Rey, located at 4375 Admiralty Way in Marina del Rey, California. Doors to the meeting will open at 10:30 a.m.

The Meeting will conducted:

1. To consider and vote upon the following proposals described in the accompanying Proxy Statement, which provide for:

     (i) Proposal One: The election of Robert M. Baylis, Terence C. Golden and Ann Dore McLaughlin as Directors for three-year terms expiring at the 2000 Annual Meeting;

     (ii) Proposal Two: The ratification of the appointment of Arthur Andersen LLP as independent auditors;

     (iii) Proposal Three: The ratification of the action of the Board of Directors adopting the Company's 1997 Comprehensive Stock Incentive Plan;

     (iv) Proposal Four: The ratification of the action of the Board of Directors amending the Company's Non-Employee Directors' Deferred Stock Compensation Plan;

     (v) Proposal Five: The approval of an amendment to the Company's Certificate of Incorporation to increase the authorized number of shares of the Company's common stock from 300,000,000 to 600,000,000 shares; and

     (vi) Proposal Six: The consideration of a shareholder proposal to reinstate the annual election of all Directors.

2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 28, 1997 will be entitled to notice of and to vote at this meeting.

                                                           Anna Mary Coburn
                                                           Corporate Secretary

[X] Please mark your
    votes as in this
    example

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR election of directors. FOR proposals 2, 3, 4 and 5, and AGAINST proposal 6.
--------------------------------------------------------------------------------
    The Board of Directors Recommends a vote FOR proposals 1, 2, 3, 4 and 5.
--------------------------------------------------------------------------------

                  FOR WITHHELD                            FOR  AGAINST  ABSTAIN                              FOR   AGAINST   ABSTAIN
                                2. Ratification of                               4. Approval of amendments   [ ]     [ ]       [ ]
1. Election of    [ ]   [ ]        appointment of Arthur  [ ]    [ ]     [ ]        to the Non-Employee
   Directors (see                  Andersen LLP as                                  Director's Deferred Stock
   reverse)                        independent auditors                             Compensation Plan

For, except vote withheld       3. Ratification of        [ ]    [ ]     [ ]     5. Approval of amendment to [ ]     [ ]       [ ]
from the following nominee(s):     adoption of the 1997                             the Certificate of
                                   Comprehensive Stock                              Incorporation to increase
----------------------------       Incentive Plan                                   the authorized number of
------------------------------------------------------------------------------      shares of common stock to
                                                                                    600,000,000 shares

                                                                                 ---------------------------------------------------
                                                                                 The Board of Directors Recommends a vote AGAINST
                                                                                 proposal 6.
                                                                                 ---------------------------------------------------

                                                                                 6. Shareholder proposal to  [ ]     [ ]       [ ]
                                                                                    reinstates the annual
                                                                                    election of all directors

                                                                                 ---------------------------------------------------

                                                                                                I WILL ATTEND THE ANNUAL MEETING [ ]

                                                                                                            Change of
                                                                                                            Address/Comments on  [ ]
                                                                                                            Reverse Side.

SIGNATURE(S)                                               DATE
            -----------------------------------------          ----------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
 . Please carefully detach here and return this proxy in the enclosed reply envelope.

                               ADMISSION TICKET
                           HOST MARRIOTT CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS
                    Wednesday, May 14, 1997, 11:00 a.m. PDT

                       The Ritz-Carlton, Marina del Rey
                    Salon III of the Ritz-Carlton Ballroom
                              4375 Admiralty Way
                        Marina del Rey, California 90292

      ------------------------------------------------------------------
                                    AGENDA
      ------------------------------------------------------------------
                         1. ELECTION OF TWO DIRECTORS
                                       *
        2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS
                                       *
                    3. RATIFICATION OF ADOPTION OF THE 1997
                      COMPREHENSIVE STOCK INCENTIVE PLAN
                                       *
                       4. APPROVAL OF AMENDMENTS TO THE
           NON-EMPLOYEE DIRECTORS' DEFERRED STOCK COMPENSATION PLAN
                                       *
         5. APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                  TO INCREASE THE AUTHORIZED NUMBER OF SHARES
                     OF COMMON STOCK TO 600,000,000 SHARES
                                       *
          6. SHAREHOLDER PROPOSAL TO REINSTATE ANNUAL ELECTION OF ALL
                                   DIRECTORS
                                       *
             TRANSACTION OF OTHER BUSINESS, INCLUDING SHAREHOLDER
              PROPOSALS, AS MAY PROPERLY COME BEFORE THE MEETING.

      ------------------------------------------------------------------

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

--------------------------------------------------------------------------------
If you and your guest plan on attending the Annual Meeting, please mark the appropriate box on the proxy card above. Present this Admission Ticket to the Host Marriott Corporation representative at the entrance.
--------------------------------------------------------------------------------